As filed with the Securities and Exchange Commission on December 8, 2005
                                                Registration No. 333-128039

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                  Form SB-2/A
                                Amendment No. 1
            Registration Statement Under The Securities Act of 1933

                              DIRECT INSITE CORP.
          ( Name of small business issuer as specified in its charter)


           Delaware                       7373                      11-2895590
(State or other Jurisdiction     (Primary Standard Industrial     (IRS Employer
of Incorporation or Organization) Classification Code Number)  (Identification  Number)

            80 Orville Drive, Bohemia, New York 11716 (631) 244-1500 (Address and Telephone Number of Principal Executive Offices)

            80 Orville Drive, Bohemia, New York 11716 (631) 244-1500
Address of Principal Place of Business or Intended Principal Place of Business)

                               James A. Cannavino
                                80 Orville Drive
                     Bohemia, New York 11716 (631) 244-1500
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                            David H. Lieberman, Esq.
                       Beckman, Lieberman & Barandes, LLP
                       100 Jericho Quadrangle, Suite 329
                            Jericho, New York 11753
                                 (516) 433-1200
                            (516) 433-5858 Facsimile

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ].

                                                    CALCULATION OF REGISTRATION FEE
======================================= ================= ===================== ======================== ======================
                                                            Proposed Maximum      Proposed Maximum
        Title of Each Class of            Amount to be     Offering Price Per     Aggregate Offering           Amount of
   Securities to be Registered (1)       Registered(1)        Security(2)              Price (2)         Registration Fee (4)
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.0001 par value,
issuable as interest in lieu of cash
on our March 29, 2005 5% Senior
Subordinated Secured Notes                   82,738              $0.72                $ 59,571.36                $6.37
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.0001 par value,
issuable upon exercise of Common
Stock Purchase Warrants dated March
29, 2005  (3)                                                    $0.72                $540,000.00               $57.78
                                            750,000
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Common Stock, $0.0001 par value,
issuable upon exercise of Common
Stock Purchase Warrants dated July
12, 2005  (3)                               250,000                                   $180,000.00               $19.26

                                                                 $0.72
--------------------------------------- ----------------- --------------------- ------------------------ ----------------------
Total                                      1,082,738                                  $779,571.36               $83.41
======================================= ================= ===================== ======================== ======================

(1) Relates to the resale of these shares of common stock by certain selling securityholders.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price of each share of the Registrant's common stock is estimated to be the average of the high and low sales price of a share as of a date five business days before the filing of this registration statement. Accordingly, the Registrant has used $0.72 as such price per share, which is the average of the high and low of $0.72 reported by the OTC Bulletin Board on August 30, 2005.

(3) Pursuant to Rule 416 under the Securities Act, this registration statement also relates to such indeterminate number of shares of common stock as may become issuable by reason of stock splits, stock dividends, anti- dilution adjustments and similar transactions in accordance with the provisions of the common stock purchase warrants.

(4) The Registrant previously paid $91.53 for the registration fee on September 1, 2005. Although the Registrant has included an additional 2,733 shares with this amendment, the change in the fee rate as of December 1, 2005 requires no further payment.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we have filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where the offer is not permitted.

                SUBJECT TO COMPLETION, DATED DECEMBER 8, 2005

                             Preliminary Prospectus
                                1,082,738 Shares

                              DIRECT INSITE CORP.
                                  Common Stock

     This  prospectus  relates  to the resale  shares of common  stock of Direct
Insite Corp. by certain of our securityholders, referred to as selling securityholders throughout this document. The selling securityholders are offering to sell up to 1,082,738 shares of our common stock. We will not receive any proceeds from the resale of shares by the selling securityholders, which include:

     up to 82,738 shares are issuable as interest in lieu of cash on our March 29, 2005 Senior Subordinated Secured Notes up to 750,000 shares are issuable upon the exercise of our common stock purchase warrants dated March 29, 2005 up to 250,000 shares are issuable upon the exercise of our common stock purchase warrants dated July 12, 2005

     All of the shares being offered by this prospectus are being offered by the selling securityholders named in this prospectus. This offering is not being underwritten. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering. If the March 29, 2005 warrants are exercised so that the underlying shares may be sold, we will receive the exercise price of the warrants, which is $.01 per share. If the July 12, 2005 warrants are exercised so that the underlying shares may be sold, we will receive the exercise price of the warrants, which is $1.00 per share. There can be no assurance, however, that all or any of the warrants will be exercised. The selling securityholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

     The common stock is traded in the over-the-counter market and prices are quoted on the over-the- counter Bulletin Board under the symbol "DIRI.OB." On December 2, 2005 the closing price per share of our common stock was $.61. Except under certain circumstances, the selling securityholders will sell the shares from time to time through independent brokerage firms in the over-the-counter at market prices prevailing at the time of sale.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ___________ , 2005.

                               Table of Contents
SUMMARY                                                                 3
RISK FACTORS                                                            4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                       7
USE OF PROCEEDS                                                         7
SELLING SECURITYHOLDERS                                                 8
PLAN OF DISTRIBUTION                                                    9
LEGAL PROCEEDINGS                                                      11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS           11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT         13
DESCRIPTION OF SECURITIES                                              15
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES                                                   17
DESCRIPTION OF BUSINESS                                                18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION              27
DESCRIPTION OF PROPERTY                                                40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                         40
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS               42
EXECUTIVE COMPENSATION                                                 43
EXPERTS                                                                45
LEGAL MATTERS                                                          45
WHERE YOU CAN FIND MORE INFORMATION                                    45

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                    SUMMARY

     This summary highlights information contained elsewhere in the prospectus. You should read the entire prospectus carefully; especially the risks of investing in the securities discussed under "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus before deciding to invest in our common stock.

Our Company

     Direct Insite Corp. was organized under the name Unique Ventures, Inc. under the laws of the State of Delaware on August 27, 1987. In August, 2000, we changed our name to Direct Insite Corp. which the Board of Directors believed was more in line with our business plans. Our principal executive offices are located at 80 Orville Drive, Bohemia, New York. Our telephone number is (631) 244-1500. Unless the context requires otherwise, all references to "we," "our," "us," "company," "registrant," "Direct Insite" or "management" refers to Direct Insite Corp. and its subsidiaries.

     We primarily operate as an application service provider ("ASP") and market an integrated "fee for services" offering providing high volume processing of transactional data for billing purposes, electronic bill presentment and payment ("EBP&P") as well as visual data analysis and reporting tools delivered via the Internet for our customers. Our core technology is dbExpress?, a proprietary and patented management information tool, which provides targeted access through the mining of large volumes of transactional data via the Internet and our Invoices-on-Line (IOL) products. Our IOL service is an electronic invoice presentment and payment system ("EIP&P"). Further, since 2001, we have been providing custom engineering services for our customers. These services have increasingly become a significant source of revenue for us and we believe will continue to increase. Additionally, we believe that this type of service leads to recurring revenue streams similar to our ASP products.

     This suite of services enables us to provide a comprehensive Internet delivered service from the raw transaction record through all of the internal workflow management processes including an electronically delivered invoice with customer analytics. This comprehensive service offering provides back office operations, cuts costs and provides for improved customer service by providing the end customer with easy access to all of the detailed information about their bill. We operate fully redundant data centers located at our main office in Bohemia, New York and in Newark, New Jersey . Our facility in New Jersey is space leased at an International Business Machines ("IBM"), e-business Hosting Center. This co-location / redundancy feature enables us to offer virtually down time free service.

     Currently, IBM, our largest customer, representing approximately 68%, 92% and 97% of our revenue for the nine months ended September 30, 2005 and for the years ended December 31, 2004 and 2003, respectively, utilizes our suite of IOL products and services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice related information in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. Also in 2004 we added our second Fortune 500 company to our customer base and this customer accounted for approximately 30% of revenue for the nine months ended September 30, 2005.

The Offering

     The selling securityholders may offer and sell up to 1,082,738 shares of common stock, an amount equal to 21.9% of our currently outstanding common stock. For a list of selling securityholders and the amount of shares that each of them expects to sell, see "Selling Securityholders."

     The offering is made by the selling securityholders for their benefit. We will not receive any of the proceeds of their sale of common stock.

                                  RISK FACTORS

     You should carefully consider the factors described below and other information contained in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Special Note Regarding Forward-Looking Statements" included elsewhere in this prospectus.

Historically, our operations have not been profitable and we cannot guarantee that they will become profitable in the future.

     For the nine months ended September 30, 2005, and the years ended December 31, 2004 and December 31, 2003, we sustained net losses of $666,000, $1,283,000 and $5,182,000, respectively. We continue to sustain losses in the current fiscal year, and we cannot guarantee that we will achieve profitability in the future.

We may not be able to obtain funds necessary for the ongoing operation of our business on terms which are acceptable to us.

     At September 30, 2005, we had a working capital deficit of $3,658,000. Based on our current levels of operations and commitments, we believe we will need to generate positive cash flows from operations in order to decrease our dependence on outside financing. If we do not generate sufficient cash flow from operations, adequate funds for us to operate our business on terms which we find acceptable, whether equity financing, debt financing or from other sources, may not be available when we need it and may result in significant dilution to our existing securityholders. We have no additional bank or other credit facility or other readily available access to debt financing. If we are unable to secure additional funding when needed, we may be forced to decrease or eliminate certain current or expansion activities. Ultimately, our inability to obtain sufficient funds from operations or external sources would have a material adverse effect on our financial condition and viability.

The large number of shares available for future sale may adversely effect the market price of our stock.

     We have 4,933,028 shares of common stock outstanding as of November 14, 2005, of which approximately 2,500,000 shares are freely tradable. We also have 9,792,556 shares issuable upon the conversion of preferred stock, exercise of options and exercise of warrants, including 1,000,000 of the shares being registered for resale pursuant to the registration statement of which this prospectus is a part. We are registering 1,082,738 shares under this prospectus. If all of our outstanding options, warrants and convertible securities were exercised or converted, including the shares registered under this prospectus, we would have 14,808,322 shares outstanding. The issuance of such a large number of shares could have a significant adverse effect on the market for, as well as the price of, our common stock. A decline in the market price also may make the terms of future financings using our common stock or using convertible debt more burdensome.

Our planned growth may cause a strain on our management and other resources.

     We are pursuing a business strategy that has involved and is expected to continue to involve significant growth over at least the next twelve months. We cannot guarantee that we will be able to achieve our planned growth. Accomplishing our objectives will depend upon a number of factors, including our ability to develop products internally with emphasis on the exploitation of our IOL products and d.b.Express products. We may also incur development, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect our results of operations.

We may not be able to compete favorably in the competitive information solutions industry.

     The market for our information solutions is intensely competitive. We face competition from a broad range of competitors, many of whom have greater financial, technical and marketing resources than we do. There can be no assurance that we will be able to compete effectively with such entities.

Our operations are dependent upon key management personnel.

     We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management. In particular, the loss of James Cannavino, our Chairman and Chief Executive Officer, or any of our other executive officers or senior managers, could have a material adverse effect on our business.

Two customers account for a significant percentage of our revenue.

     We have one customer, IBM, that accounted for approximately 68%, 98%, 92% and 97% of our revenue for the nine months ended September 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003, respectively. Another Fortune 100 customer accounted for 30% of revenue for the nine months ended September 30, 2005. The loss of either of these customers would have a material adverse effect on our business, financial condition and results of operations.

Our success depends upon protecting our intellectual property.

     The computer software industry is characterized by extensive use of intellectual property protected by copyright, patent and trademark laws. While we believe that we do not infringe on the intellectual property rights of any third parties in conducting our business, any allegations of infringement, or disputes or litigations relating to infringement, could have a material adverse affect on our business, financial condition and results of operations. If we cannot prevent third parties from using our proprietary technology without our consent or without compensating us for the use of the technology, we believe that it could adversely effect our ability to compete. We cannot guarantee that our patents and copyrights will effectively protect us from any copying or emulation of our products in the future.

Our common stock is quoted on the OTC Bulletin Board, which may limit the liquidity and price of those securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

     Our common stock is currently quoted and traded on the OTC Bulletin Board ("OTCBB"), an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market or national exchange. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. Institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. The factors may have an adverse impact on the trading and price of our securities.

     Trading in our common stock has been limited, so investors may not be able to sell as many of their shares as they want at prevailing prices.

     The average daily volume of trading in our common stock for the three month period ended November 30, 2005 was 2,115 shares. If limited trading in our common stock continues, it may be difficult for investors who purchase shares of common stock to sell such shares in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock could depress the market price of our common stock to a greater degree than a company that typically has a higher volume of trading of its securities.

     We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

     -- Investors may have difficulty buying and selling or obtaining market quotations;

     --   Market visibility for our common stock may be limited; and

     -- Lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our common stock is subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be severely limited.

     Currently, we have net tangible assets less than $5,000,000 and our common stock has a market price per share of less than $5.00. Therefore, transactions in our common stock are subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional investors:

     --   Must  make  a  special  written  suitability   determination  for  the
          purchaser;

     -- Receive the purchaser's written agreement to a transaction prior to sale;

     -- Provide the purchaser with risk disclosure documents which identify risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

     -- Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     As a result of these requirements, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our stock will be significantly limited. Accordingly, the market price of our stock and other publicly traded securities may be depressed, and it may be more difficult to sell our shares.

Our stock price may be volatile.

     The stock market in general, and the market for shares of technology companies in particular, have experienced extreme price fluctuations, often unrelated to the operating performance of the affected companies. Many technology companies, including us, have experienced dramatic volatility in the market prices of their common stock. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. We cannot be certain that the market price of our common stock will remain stable in the future. Our stock price may undergo fluctuations that are material, adverse and unrelated to our performance.

Our charter provisions and statutory law may inhibit changes in control of our company.

     Our certificate of incorporation and bylaws contain provisions which may discourage takeover attempts and hinder a merger, tender offer or proxy contest targeting us, including transactions in which securityholders might receive a premium for their shares. This may limit your ability as a stockholder to approve a transaction that you may think is in your best interests. These provisions could reduce the price that certain investors might be willing to pay in the future for shares of common stock or preferred stock. Moreover, although our ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of our voting stock. Furthermore, we may in the future adopt other measures that may delay, defer or prevent a change in control. We may adopt some of these measures without any further vote or action by securityholders.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     All statements  other than  statements of historical  fact included in this prospectus including, without limitation, statements under, "Management's Discussion and Analysis or Plan of Operation" regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as such words or expressions relate to us or our management, identify forward-looking statements. Such forward - looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, fluctuations in future operating results, technological changes or difficulties, management of future growth, expansion of international operations, the risk of errors or failures in our software products, dependence on proprietary technology, competitive factors, risks associated with potential acquisitions, the ability to recruit personnel, and the dependence on key personnel. Such statements reflect the current views of management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling securityholders. We will not receive any of the proceeds from the sale of shares of common stock in this offering. If the selling securityholders exercise their warrants, we will receive the exercise price of the warrants, which is currently $0.01 per share for the warrants dated March 29, 2005 (750,000 warrants) and $1.00 per share for the warrants dated July 12, 2005 (250,000 warrants). We intend to use the net proceeds from the exercise of the warrants for our general working capital needs. There can be no assurance that all, or any, of the warrants will be exercised.

                            SELLING SECURITYHOLDERS

     On March 29 2005 we entered into a Securities Purchase Agreement with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005 and mature on the earlier to occur of (i) September 29, 2006; (ii) the date on which demand for payment of the Grid Demand Promissory Note, dated as of June 27, 2005 payable to JPMorgan Chase Bank is made, and
(iii) the due date of the loan payable to JPMorgan Chase bank pursuant to such Grid Demand Promissory Note, including if due on demand and whether or not demand for payment is actually made. Interest is payable in cash or shares of our common stock, at the Buyer's election. In the event we do not approve the payment of interest by issuing shares in lieu of cash and do not pay the cash by the interest payment date, we must issue shares of common stock. The number of shares to be issued is determined by dividing the average price per share of our common stock for the ten (10) trading days immediately preceding an interest payment date into the dollar amount of interest which would have been payable if paid in cash. The first interest payment date was October 31, 2005. At that time, each of the Buyers elected to receive its interest in shares of our common stock at a price per share of $.70. Additionally, the Buyers informed us that they would elect to take shares in lieu of cash at a price of $.70 per share, for any interest which may accrue and become due and payable. In connection with the Note Purchase the Buyers were issued warrants to purchase 750,000 of our common shares. The exercise price of the warrants was $0.90 per share of common stock subject to adjustment on the occurrence of certain events. Sigma had the right to lead a "Follow-on Financing." In the event that the Follow-on-Financing did not occur, the exercise price of the warrants would be $0.01 per common share. As of the date hereof, we have elected not to pursue the Follow-on-Financing with Sigma and therefore the exercise price of the warrants is $0.01 per share. Michael Levin, a Managing Director of MetVP, serves as a member of our Board of Directors.

     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMorgan Chase Bank required guarantees of our obligations and a collateral agreement. In consideration of the issuance of such guarantee and delivery of the collateral agreement, we entered into an Amended and Restated Reimbursement Agreement with Tall Oaks Group LLC pursuant to which, on July 12, 2005, we issued and delivered to Tall Oaks warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of Company.

     The following table sets forth information concerning the resale of the shares of common stock by the selling securityholders. We will not receive any proceeds from the resale of the common stock by the selling securityholders. We will receive proceeds from the exercise of warrants in the event that they are exercised, however there can be no assurance that all or any of the warrants will be exrecised. The table below assumes that all the shares registered below are sold by the selling securityholders.

     The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares being offered. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names. None of the selling securityholders is an affiliate of a registered broker-dealer.

------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
                                                                                        Number of
                                Number of shares                                         shares
                                  beneficially                         Number of       beneficially
                                owned before the                     shares being      owned after
   Selling Securityholder           offering          Percentage        offered        the offering       Percentage
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Sigma Opportunity Fund, LLC       723,611 (1)           12.8%         735,606 (1)           0                 0
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Metropolitan Venture
Partners II, L.P.               1,611,091 (2)           24.8%         110,972 (3)      1,501,964           20.1%
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------
Tall Oaks Group LLC             1,093,187 (4)           18.4%         250,000 (5)        843,187           12.4%
------------------------------ ------------------- --------------- ----------------- ---------------- -----------------

(1) Includes 650,000 shares issuable upon the exercise of warrants and 73,611 shares issued as interest in lieu of cash on senior subordinated secured note. Thom Waye holds voting and investment control over the shares held by Sigma. Mr. Waye is the Manager of Sigma Capital Advisors, LLC, which is the Managing Member of Sigma Opportunity Fund LLC,

(2) Includes 1,346,800 shares issuable upon the conversion of Series A Convertible Preferred Stock, 213,000 shares issuable upon exercise of options and warrants and 9,127 shares issuable as interest in lieu of cash on senior subordinated secured note. The registered shares included in the beneficial ownership representing shares that may be issued in lieu of cash, are included solely for calculation purposes of this registration statement. Michael Levin holds voting and investment control over the shares held by Metropolitan Venture Partners II, L.P. Mr. Levin is the Managing Director of Metropolitan Venture Partners II, L.P., which is the general partner of Metropolitan Venture Partners (Advisors), which, in turn, is the general partner of Metropolitan Venture Partners II, L.P. Mr. Levin is a member of our Board of Directors.

(3) Includes 100,000 shares issuable upon exercise of warrants and 9,127 shares potentially issuable as interest in lieu of cash on senior subordinated secured note. The registered shares included in the beneficial ownership representing shares that may be issued in lieu of interest, are included solely for calculation purposes of this registration statement.

(4) Includes 1,015,000 shares issuable upon exercise of options and warrants. Mr. Lawrence Hite holds voting and investment control over the shares held by Tall Oaks Group LLC. Mr. Hite is the General Manager of Tall Oaks Group LLC.

(5)  Represents shares underlying warrants.

                              PLAN OF DISTRIBUTION

     We are registering shares of common stock for resale, including common stock underlying certain warrants, and payable as interest on certain notes, on behalf of the selling securityholders. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

     --   in the over-the-counter market;

     -- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     --   in connection with short sales of the shares;

     --   by pledge to secure or in payment of debt and other obligations;

     -- through the writing of options, whether the options are listed on an options exchange or otherwise;

     -- in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     -- on any national exchange on which the shares are listed or any automatic quotation system through which shares are quoted;

     --   through put and call transactions; or

     --   through a combination of any of the above transactions.

     The selling securityholders may sell their shares at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The selling securityholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to the purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     Negotiated transactions may include:

     --   purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its account pursuant to this prospectus;

     -- ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

     -- block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

     We entered into registration rights agreements for the benefit of certain of the selling securityholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling securityholders incident to the registration of the offering and sale of the common stock.

     During such time as the selling securityholders may be engaged in a distribution of the securities we are registering by this registration statement, they are required to comply with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of our securities. These restrictions may affect the marketability of our common stock and the ability of any person to engage in market-making activities witih respect to our common stock. The selling securityholders may, however, engage in short sales in accordance with Rule 104 of Regulation M. Short sales, if engaged in by the selling securityholders, may effect the market price of our common stock. Regulation M specifically prohibits short sales that are the result of fraudulent, manipulative or deceptive practices. Selling securityholders are required to consult with their own legal counsel to ensure compliance with Regulation M.

                               LEGAL PROCEEDINGS

     We are not currently involved in any legal or regulatory proceeding or arbitration, the outcome of which is expected to have a material adverse effect on our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     As of October 15, 2005, the names, ages and positions of the directors and executive officers of the Company are as follows:


       Name              Age               Position                       Committee Member
       ----              ---               --------                       ----------------
James A. Cannavino       60      Chairman of the Board of
                                 Directors and Chief
                                 Executive Officer

Bernard Puckett          60      Member of the Board of Directors        Audit, Compensation
Dennis Murray            59      Member of the Board of Directors        Audit, Compensation
Carla Steckline          48      Member of the Board of Directors        Audit, Compensation
Michael Levin            32      Member of the Board of Directors
Michael J. Beecher       60      Chief Financial Officer and Secretary

     James A. Cannavino has been our Chairman of the Board and a director since March 2000, and Chief Executive Officer since December 2002. From September of 1997 to April of 2000 he was the non-executive Chairman of Softworks, Inc (a then wholly owned subsidiary of the Company), which went public and was later sold to EMC Corporation. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security from April 1998 to July 2001. In August, 1995, he was appointed as President and Chief Operating Officer of Perot Systems Corporation and in 1996 was elected to serve as Chief Executive Officer through July 1997. During his tenure at Perot he was responsible for all the day-to-day global operations of the company, as well as for strategy and organization. Prior to that he served as a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino held various positions at IBM for over thirty years beginning in 1963. Mr. Cannavino led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, and Verio. He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the board.

     Bernard Puckett is Chairman of the Board of Openwave Systems, Inc., a leading provider of open IP-based communication infrastructure software and applications. Mr. Puckett was formerly the President and Chief Executive Officer of Mobile Telecommunications Technology Corp. ("Mtel"). Prior to joining Mtel, Mr. Puckett spent 26 years with IBM where he was Senior Vice-president -
Corporate Strategy and Development. He also held positions in marketing, finance, product development, manufacturing and new business development during his tenure at IBM. He also serves on the board of directors of IMS Health (NYSE:RX). Mr. Puckett was appointed to our Board of Directors in February 2004.

     Dr. Dennis J. Murray has been President of Marist College since 1979. Early in his tenure, he identified the importance of technology in higher education and made it one of the central themes of his administration. He developed an innovative joint study with the IBM Corporation, which resulted in Marist becoming one of the nations most technologically advanced liberal arts colleges. Marist was one of the first colleges or universities in the country to have a fully networked campus, and currently operates on an IBM e-server zSeries 900 processor with a z/OS operating system. Dr. Murray has been a strong supporter of the Linux operating system and recently initiated a Linux Research and Development Center at Marist. Dr. Murray serves on the boards of the Franklin and Eleanor Roosevelt Institute, McCann Foundation, and the New York State Greenway Conservancy, which oversees the Hudson River Valley National Heritage Area. He is also the author of two books on nonprofit management, editor of three books on government and public affairs, and co-author of a guide to corporate-sponsored university research in biotechnology. Dr. Murray has been a member of the Board of Directors since March 2000.

     Carla J. Steckline was the Attorney General for the State of Kansas from 1994 through January 2003. Attorney General Steckline also served as Vice President of the National Association of Attorneys General. She is also a member of the Board of Directors of the American Legacy Foundation, the national Center for Missing and Exploited Children, the National Crime Prevention Council and the Council of State Governments. In addition, she is a member of the Board of Governors of the University of Kansas School of Law and a member of the Kansas Children's Cabinet. Attorney General Steckline recently was honored with the Distinguished Service to Kansas' Children Award. Ms. Steckline has been a member of the Board of Directors since April 2000.

     Michael Levin is a Managing Director of Metropolitan Venture Partners II, L.P. a venture capital firm he co-founded in 1999. In his role, Mr. Levin negotiates and manages investments, as well as oversees the financial and operational management of the firm. He also serves as an active Board member and works closely with portfolio companies on strategic growth and ensuring proper fiscal discipline. Prior to MetVP, Mr. Levin developed and managed hedge funds for the Man Group plc and Larry Hite. Mr. Levin graduated Magna Cum Laude from The Wharton School at the University of Pennsylvania with a concentration in Finance. He is also an alumnus of Phillips Exeter Academy.

     Michael J. Beecher, CPA, joined the Company as Chief Financial Officer in December 2003. Prior to joining Direct Insite, Mr. Beecher was Chief Financial Officer and Treasurer of FiberCore, Inc., a publicly held company in the fiber-optics industry. From 1989 to 1995 he was Vice-President Administration and Finance at the University of Bridgeport. Mr. Beecher began his career in public accounting with Haskins & Sells, an international public accounting firm. He is a graduate of the University of Connecticut, a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of our voting stock, as of November 30, 2005 of (i) each person known by us to beneficially own 5% or more of shares of our outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.


---------------------------------------- ------------------------------------ -------------------------------
                                                 Total Beneficially Owned as %
    Name of Beneficial Owner (1)(2)          Common Stock Beneficially Owned      of Outstanding Shares
---------------------------------------- ------------------------------------ -------------------------------
Metropolitan Venture
  Partners II, L.P.  (3)                            1,611,091 (5)                       24.8%
---------------------------------------- ------------------------------------ -------------------------------
Sigma Opportunity Fund, LLC (4)                       723,611 (6)                       12.8%
---------------------------------------- ------------------------------------ -------------------------------
James A. Cannavino                                  1,455,408 (7)                       25.0%
---------------------------------------- ------------------------------------ -------------------------------
Bernard Puckett                                        76,955 (8)                        1.6%
---------------------------------------- ------------------------------------ -------------------------------
Dennis Murray                                         233,709 (9)                        4.7%
---------------------------------------- ------------------------------------ -------------------------------
Carla Steckline                                       166,529 (10)                       3.3%
---------------------------------------- ------------------------------------ -------------------------------
Anthony Coppola                                       288,607 (11)                       5.7%
---------------------------------------- ------------------------------------ -------------------------------
Robert Carberry                                       553,010 (12)                      10.5%
---------------------------------------- ------------------------------------ -------------------------------
Michael Levin (3)                                       2,000                              *
---------------------------------------- ------------------------------------ -------------------------------
Michael J. Beecher                                     76,590 (13)                       1.5%
---------------------------------------- ------------------------------------ -------------------------------
All Officers and Directors as a Group
(8 persons)                                         2,852,808                           44.0%
---------------------------------------- ------------------------------------ -------------------------------
    * = Less than 1%
---------------------------------------- ------------------------------------ -------------------------------

Footnotes

(1) The address of each person, except as otherwise noted, is 80 Orville Drive, Suite 200, Bohemia, New York 11716.
(2) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) The address of Metropolitan Venture Partners II, L.P. and Michael Levin is 432 Park Avenue South, 12th Floor, New York, NY 10016.
(4) The address of Sigma Opportunity Fund, LLC is 800 Third Avenue, New York, NY 10022.
(5) Includes 1,570,772 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock and options and warrants and 9,127 shares issuable for interest.
(6) Consists of 650,000 shares of common stock issuable upon the exercise of warrants and 73,611 shares issued for interest.
(7) Includes 897,333 shares of common stock issuable upon the exercise of options and warrants.
(8) Includes 23,596 shares of common stock issuable upon the exercise of options.
(9) Includes 61,667 shares of common stock issuable upon the exercise of options.
(10) Includes 56,667 shares of common stock issuable upon the exercise of options.
(11) Includes 163,100 shares of common stock issuable upon the exercise of options.
(12) Includes 320,800 shares of common stock issuable upon the exercise of options.
(13) Includes 40,000 shares of common stock issuable upon the exercise of options.

                           DESCRIPTION OF SECURITIES

     Our authorized capital consists of 50,000,000 shares of common stock $0.0001 par value, of which 4,933,028 shares were outstanding as of November 30, 2005. In addition, our authorized capital includes 2,000,000 shares of preferred stock of which we are authorized to issue 134,680 shares of Series A Convertible Preferred Stock, 1,000 shares of Series B Redeemable Preferred Stock, 2,000 shares of Series C Redeemable Preferred Stock and 1,500 shares of Series D Redeemable Preferred Stock. As of November 30, 2005, there were 134,680 shares of our Series A Convertible Preferred outstanding, 974 shares of our Series B Redeemable Preferred Stock outstanding, 2,000 shares of our Series C Redeemable Preferred outstanding and 100 shares of our Series D Redeemable Preferred outstanding.

Set forth below is a summary description of certain provisions relating to our capital stock contained in and qualified in its entirety by our Articles of Incorporation and by-laws and under the Delaware Law.

Common Stock

     Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by securityholders. Our Articles of Incorporation do not contain any special voting provisions, and no corporate action requires a greater than majority vote of securityholders. Cumulative voting is not permitted in the election of directors.

     The holders of common stock are entitled to receive such dividends, if any, as may he declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

     The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Series A Convertible Preferred

     The board of directors has designated and authorized the issuance of 134,680 shares of Series A Convertible Preferred Stock of which 134,680 shares are outstanding.

     Conversion

     Each share of Series A Convertible Preferred is convertible into 10 shares of our common stock.

     Voting Rights

     Series A Convertible Preferred shares shall vote together with all other classes on all actions to be taken by our securityholders. Each share of Series A Convertible Preferred shall entitle the holder to such number of votes as shall equal the number of shares of common stock into which each share of Series A Convertible Preferred is then convertible.

     Liquidation

     Upon any liquidation or dissolution, holders of Series A Convertible Preferred shall be entitled to receive $2,750,000 plus an amount equal to all dividends accrued but unpaid.

        Rank

     Series A Convertible Preferred shall rank senior to all classes of capital stock other than the Series B Redeemable Preferred Stock.

        Dividends

     Holders of Series A Convertible Preferred shares are entitled to dividends at the rate of 9-1/2% per annum.

Series B Preferred

     The board of directors has designated and authorized the issuance of 1,000 shares of Series B Redeemable Preferred Stock of which 974 shares are outstanding.

     Redemption

     The Series B Redeemable Preferred shares are redeemable by us at any time. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series B Redeemable Preferred Stock have no voting rights.

     Dividends

     Holders of Series B Redeemable Preferred are entitled to dividends at the rate of 12% per year, payable quarterly.

     Rank

     Series B Redeemable Preferred shares shall rank senior to all classes of capital stock.

Series C Preferred

     The board of directors has designated and authorized the issuance of 2,000 shares of Series C Redeemable Preferred Stock of which 2,000 shares are outstanding.

     Redemption

     The Series C Redeemable Preferred shares are redeemable by us at anytime. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series C Redeemable Preferred have no voting rights.

     Dividends

     The holders of Series C Redeemable Preferred are entitled to dividends at the rate of 9-1/2% per annum.

     Rank

     Holders of Series C Redeemable Preferred are entitled to preference in the payment of dividends and distribution of assets upon liquidation to all classes of capital stock except for the Series B Preferred.

Series D Redeemable Preferred

     The board of directors has designated and authorized the issuance of 1,500 shares of Series D Redeemable Preferred Stock, of which 100 shares are outstanding.

     Redemption

     The Series D Redeemable Preferred shares are redeemable by us at any time. The redemption price is $1,000 per share plus accrued and unpaid dividends.

     Voting Rights

     The holders of Series D Redeemable Preferred have no voting rights.

     Dividends

     The holders of Series D Redeemable Preferred are entitled to dividends at the rate of 9-1/2% per year, payable quarterly commencing April 1, 2006.

     Rank

     The holders of Series D Redeemable Preferred have preference in the payment of dividends and distribution of assets upon liquidation to all classes of capital stock except for the Series A, B and C Preferred Stock.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

     Our Certificate of Incorporation and By-Laws provide our directors with protection for breaches of their fiduciary duties to us and our securityholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Overview

     Direct Insite Corp. was organized under the name Unique Ventures, Inc. under the laws of the State of Delaware on August 27, 1987. In August, 2000, we changed our name to Direct Insite Corp. which the Board of Directors believed was more in line with our new direction.

     In March, 2000, Mr. James A. Cannavino was elected a board member and Chairman of the Board. Shortly thereafter, Dr. Dennis Murray, president of Marist College and Mr. Charles Feld, Founder and Chief Executive Officer of the Feld Group, and Chief Information Officer of First Data Resources and the former Chief Information Officer of Delta Air Lines, were elected to our Board of Directors. In April, 2000, Mrs. Carla J. Steckline, the then attorney general of the state of Kansas, was elected to serve as a member of the Board. As part of the terms and conditions of our financing transaction with Metropolitan Venture Partners II, L.P., a private equity investment firm, ("MetVP "), Mr. Peter Yunich, their managing partner, was elected to our Board in September, 2002. In February 2004, Mr. Bernard Puckett, Chairman of the Board of Openwave Systems, Inc. and former Senior Vice President of Strategy and Business Development at IBM, was appointed to our Board, replacing Mr. Feld, who had previously resigned to assume new responsibilities at Electronic Data Systems ("EDS"). In February 2005, Mr. Michael Levin, Managing Director of MetVP, was appointed to the board to succeed Mr. Yunich.

Our Current Business

     We primarily operate as an application service provider ("ASP"), providing an integrated transaction based "fee for service" offering called Invoices On-Line (IOL), an electronic invoice presentment and payment (EIP&P) service that processes high volumes of transactional data for invoice presentment purposes delivered via the Internet on a global basis on behalf of our customers. IOL is our primary offering and it is a globally delivered service that provides electronic invoice presentation in the Americas, Europe and Asia, including 28 different countries around the globe and in more than 13 languages and currencies. We currently host several million invoices that are accessible "on-line" via the Internet 24 hours per day, seven days per week, 365 days per year. IOL is a uniquely positioned service offering in the industry, the service is designed to handle the complex invoicing found in today's global business environment. The solution allows Global 1000 companies to receive, route, approve and pay invoices on-line in the local language and currency. By automating the traditional paper-based invoicing process, customers now have easy and quick access to line-item billing information, reporting and analytics. With the enhanced level of accuracy provided by IOL, invoice disputes are greatly reduced and overall customer satisfaction is substantially increased.

     We also provide additional service offerings in the form of our patented dbExpressTM technology, a management information tool that allows users to visually data mine large volumes of transactional data via the Internet. A complete Internet Customer Care tool set integrated with the EIP&P product set is also available. We operate fully redundant data centers located at our main office in Bohemia, New York and in Newark, New Jersey. Our facility in New Jersey is space leased at an International Business Machines ("IBM"), e-business Hosting Center. This co-location/redundancy feature enables us to offer virtually down time free service.

     This suite of services enables us to provide a comprehensive Internet delivered service including the processing and consolidation of invoice related transaction records and supporting information through all of the internal workflow management processes including an electronically delivered invoice with customer analytics including the ability to dispute any line item of any invoice and pay the invoice through multiple electronic payment options. This comprehensive service offering provides back office operations, reduces our customers' costs and provides for improved customer service by providing our customer's customer with easy access to all of the detailed information about their invoice.

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     Currently, IBM, our largest customer,  representing approximately 68%, 98%,
92% and 97% of our revenue for the nine months ended September 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003, respectively, utilizes our suite of IOL products and services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice related information in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. Also in 2004 we added our second Fortune 100 company to our customer base and this customer accounted for approximately 30% of revenue for the nine months ended September 30, 2005.

Recent Financings

     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMorgan Chase Bank required guarantees of our obligations and a collateral agreement. In consideration of the issuance of such guarantee and delivery of the collateral agreement, on July 12, 2005, Company issued and delivered to Tall Oaks Group L.L.C. warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of Company.

     On March 29 2005 we entered into a Securities Purchase Agreement with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005 and mature on the earlier to occur of (i) September 29, 2006; (ii) the date on which demand for payment of the Grid Demand Promissory Note, dated as of June 27, 2005 payable to JPMorgan Chase Bank is made, and
(iii) the due date of the loan payable to JPMorgan Chase Bank pursuant to such Grid Demand Promissory Note, including if due on demand and whether or not demand for payment is actually made. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 of our common shares. The exercise price of the warrants is $0.90 per share of common stock subject to adjustment on the occurrence of certain events. Sigma had the right to lead a "Follow-on Financing." In the event that the Follow-on-Financing did not occur, the exercise price of the warrants would be $0.01 per common share. As of the date hereof, we have elected not to pursue the Follow-on-Financing with Sigma and, as a result, the exercise price of the warrants is $0.01 per share.

     In November 2004 the Board of Directors authorized us to sell up to 1,500 shares of Series D Redeemable Preferred Stock (at $1,000 per share. The holders of Series D Redeemable Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on April 1, 2006. The holders of Series D Redeemable Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of our capital stock except for the Series A, B and C Preferred Stock. As of December 31, 2004 we had sold 100 shares of Series D Redeemable Preferred and received proceeds of $100,000. The buyer was issued warrants to purchase 90,909 common shares at an exercise price of $2.03 per share in conjunction with the sale.

     In December 2003 the Board of Directors authorized us to sell up to 1,500 shares of Series C Redeemable Preferred Stock ("Series C Preferred") at $1,000 per share and in April 2004 the Board authorized the sale of an additional 500 shares. The holders of Series C Redeemable Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on October 1, 2005. The holders of Series C Redeemable
Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series B Redeemable Preferred Stock. As of December 31, 2004 we had sold 2000 shares of Series C Redeemable Preferred and received proceeds of $2,000,000 less expenses of $140,000. Of the total shares sold MetVP has purchased 540 shares, our Chairman and Chief Executive Officer of the Company purchased 200 shares and certain Directors purchased 105 shares. The proceeds were used for working capital purposes.

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     In June 2003, the Company's Board of Directors approved the exchange of the then outstanding obligations to our Chairman and Chief Executive Officer, Markus & Associates and Tall Oaks Group, LLC for 974 shares of Series B Redeemable Preferred Stock at an exchange ratio of $1,000 of debt per share ("Price Per Share"). The Series B Redeemable Preferred was issued as follows:

     -- 266 shares were exchanged for $266,000 of debt obligation to our Chairman and Chief Executive Officer;

     -- 208 shares were exchanged for $208,000 of debt obligation to Markus & Associates; and

     -- 500 shares were exchanged for $500,000 of debt obligation to Tall Oaks Group, LLC.

     Each of the Series B Redeemable Preferred shares is entitled to mandatory dividends, payable quarterly, commencing on the first day of the calendar quarter after the date of issuance, at the rate of 12% per annum. Additionally, the Series B Redeemable Preferred shares are redeemable, at the sole option of the Company, on or after March 31, 2005. Upon redemption, the holders of the Series B Redeemable Preferred shall be entitled to receive, for each share of Series B Redeemable Preferred outstanding, an amount equal to the Price Per Share plus accrued and unpaid dividends.

     Between September 2002 and June 2003, the Company sold a total of 134,680 shares of Series A Convertible Preferred Stock, ("Series A Preferred") in consideration for the gross amount of $2,750,000 to Metropolitan Venture Partners II, L.P. Each share of Series A Convertible Preferred is convertible into 10 shares of common stock of the Company. The holders of the Series A Convertible Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. The payment of the first dividend was originally scheduled for September 25, 2004, however, the Company and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, the Company agreed to pay the Holders a premium of 7.5% of the dividend. In May 2004 the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on February 1, 2005 until February 1, 2006. In the event the Company elects to pay the dividend on February 1, 2006 the Holders would receive a premium of $129,000. In December 2004 the Company exercised its right to defer payment of this dividend until February 1, 2006. Also, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on September 25, 2005 until February 1, 2006. The Company elected to pay this dividend on February 1, 2006 and, therefore, the Holders will receive a premium of $41,000.

Discontinued Products and Services

     In 2001 we acquired Platinum Communications, Inc. ("Platinum"), a Dallas, Texas based company, which marketed its integrated proprietary back office software solutions, Account Management Systems ("AMS" or sometimes referred to as "TAMS") to the telecommunications industry either as a license or as an ASP. As a result of the lack of development of the Platinum business and to focus our resources on our core business, in December 2003, we decided to close the operations of Platinum. For the year ended December 31, 2003 Platinum incurred a loss of $1,912,000, including a provision for closing costs of $220,000 and impairments of long-lived assets of $352,000. For the year ended December 31, 2004 the Company recognized income from the discontinued operations of $288,000 as a result of settling certain liabilities of the Platinum operation for less than the original obligation.

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Products and Services

     We currently operate in one business segment, the Electronic Billing Presentment and Payment ("EBP&P") sector, and, during the years 2004 and 2003, have provided three primary forms of service offerings: EBP&P Application Service Provider ("ASP") Services, AMS or TAMS Services (which have been reclassified to discontinued operations) and professional engineering services.

Within the ASP offering we provide two primary services:

     --   Invoices  On  Line,  an  EBP&P  offering;  and
     --   dbExpress, a data visualization and mining service.

Invoices On Line

     IOL is an advanced web-based electronic invoice presentment, workflow management, reporting and data interrogation/analysis platform designed for large enterprise customers conducting business internationally. Our web-based service offering has been operational since 2002 and is currently delivering invoices to users in the Americas, Europe, the Middle East and Africa (EMEA) and the Asia Pacific geographic regions. We are planning on supporting additional geographies and languages throughout the course of 2005.

     From a system user perspective, IOL is operated on behalf of an enterprise that delivers goods and services to a customer. Subsequent to delivery, IOL would be the vehicle for the service provider or "Biller" to present an invoice to the customer, who would become the "Payer" of an invoice. IOL provides the following functions on behalf of the Biller to the customer or Payer:

     -- Summary View of Invoice. IOL enables the Payer to view a collection of all invoices being presented to the Payer and further allows the payer to view a summary of the amount due for goods and services. This allows the Payer to view the total amount due as well as a summary of the collection of goods and services delivered.

     -- Complex Presentment. (Data centric views). Historically, paper invoices have been used by Billers as the primary vehicle to communicate the types of goods and services delivered to customers. Because of the fundamental limitations of the amount of detail that could be present in a "single sheet" paper invoice, there was a general lack of detail provided to the customers. The result of the absence of detail resulted in calls to the biller in order to obtain more information. IOL is based on a hierarchical data structure that allows the user the convenience of seeing a high level summary of all invoices or to "drill down" on any given invoice or any line item of an invoice. This "Data-centric" model conveniently supports high level summary or low level explanatory information to satisfy the customers needs to understand, verify and pay the invoice.

     -- Data Mining and Visualization. Another benefit of data-centricity is the ability to utilize the dbExpress data mining technology across the entire enterprise to analyze line item detail information - not just a single operating unit or limited geographical area of the business. Additionally, IOL provides a significant archiving capability such that 12 to 24 months of historical invoicing/charges can be data mined for trend and optimization opportunities. The results of the mining activity are presented in a highly visualized manner to the user.

     -- Notification. Email notification is used to provide invoice alerts, disputes, workflow, administration, invoice status and payment timing.

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

     -- Multi-tiered Accounts. This capability is used for allocating portions of an invoice across complex, payer organizational structures with multiple levels of management and associated viewing rights and/or privileges often found in large enterprise accounts.

     -- Workflow Management. Enables the user to electronically route the invoice through the approval chain; passing the designated portions of an invoice to necessary parties for approval. This will also assist the user's ability to verify whether the approving parties have received the invoice and if the portion has been reviewed, approved or disputed..

     -- Dispute Management. This capability supports the ability of the customer/payer to dispute a charge at the invoice level of at the level of any line time within the invoice. Once invoked, the billing dispute function provides for automatic "forms fill" of the information related to the dispute and automatically routes the dispute to the appropriate customer support organization.

     -- Payment and Remittance. This facility supports multiple payment options such as full payment, schedule payment and auto payment. The system also supports balance-forward accounting or open invoice accounting. Pre-scheduled payments are also supported by the system.

     -- Billing Inquiry (or Trouble Ticket). The process of customer or payer registering a disagreement with a given line item of the invoice or simply needing to require a clarification of additional supporting data is supported through the Billing Inquiry function.

     -- Report Capabilities. Users can track orders, disputes, billing inquires, payments and system usage. This reporting function is driven by an online analytical processing (OLAP) tool that plugs into the user's database. This text reporting capability complements the graphical representation of results that is the output of the dbExpress data-mining tool.

     dbExpress

Background

     dbExpress has been in use in various forms for more than ten years. dbExpress is a software tool which assists end users in the retrieval and visualization of all types of data. It allows customers to access and analyze high volumes of information quickly and easily. With the patented data mining technology found in dbExpress, high volumes of detailed information is presented in our unique interface known as a "Filescape". With dbExpress, the customer may create graphs or reports, or simply list the customer information for easy viewing. dbExpress simplifies the preparation of traditional reports by giving the customer the ability to view billing data interactively using simple point-and-click mouse operation. With dbExpress, the customer is given the ability to drill down into detail information allowing the customer to identify data trends and "cause and effect" relationships in an interactive, graphical format.

Addresses Internet Bandwidth Limitations

     dbExpress is a data analysis tool that addresses a major Internet problem, that of high data volume and limited bandwidth. This limitation is currently responsible for the lengthy delays associated with data downloading. dbExpress is a web based reporting and analysis system that was introduced to deliver all of the functionality of traditional data mining systems with the added advantage of managing large volumes of detailed transactions on a centralized information server that is accessible via the Internet. dbExpress runs in common web browsers such as Internet Explorer 5.X (and newer versions) plus Netscape Navigator 4.X (and newer versions). Customers may interact with and report on large monthly billing period data via remote Internet access.

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Advantages of dbExpress

     All Data Indexed - Unlike traditional database products, dbExpress pre-computes data access indexes associated with all data relationships of interest. This eliminates the need to compute such access mechanisms on a case by case basis. The users of dbExpress are free to "question" the database across a wide range of relationships and massive amounts of data with far less time delay as compared to the standard database query systems. Furthermore, the presentment of the "search results" is in the form of graphical "filescapes" that can be "visually drilled down" to further understand the information relationships. Graphics Driven - The data is delivered via the Internet with simple browser technology thereby allowing an authorized Internet user to manipulate huge databases in seconds.

     High Power / Low Cost - dbExpress? enables users to analyze millions of records over the Internet without the need to first download the data being analyzed.

     Better Access to Information - dbExpress? improves the accessibility to databases created by database management systems (DBMS) by eliminating the need to write queries in computer code and facilitates data searches through the use of graphical query tools. We believe that this results in more timely and better quality business decision-making.

     Broader Access to Information. - dbExpress? enables a broader population within an organization to visually and interactively mine data without the need or support from internal or external management information system (MIS) professionals. dbExpress? performs these tasks faster than conventional database systems.

     Ease of Use - dbExpress? utilizes a simple "point-and-click" navigation approach, which enables the user to view and analyze data down to the lowest level of detail. dbExpress? provides powerful functionality via the Internet that allows the exploration of data patterns, trends, and exceptions. Data searches, queries and analyses can be converted to sophisticated, simple to use presentations providing integrated business graphics and report writing capabilities.

     Interfaces With Leading Databases and Other Tools - dbExpress? provides direct access to leading databases and can be exported to popular spreadsheets, report writers, graphics packages and word processors.

     Integrates Data From Multiple Vendors - When dbExpress? reads a database, it creates its own summaries of information through a proprietary process. This permits users to access and compare information contained in enterprise-wide databases created by different vendors simultaneously in the d.b.Express' user-friendly environment.

     Works in Common Operating Environments - dbExpress? operates in virtually all file server and peer-to-peer networking environments providing secure visual data mining functionality through Internet browsers.

     High Processing Speed - Once a database source has been processed, dbExpress? employs proprietary matrix storage technology rather than rereading each data element in that database. The elimination of this rereading step increases the speed of data access, enabling ad-hoc analysis at a rate that has been demonstrated to be far faster than possible with any other system.

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     Security,  Access and Storage - In order to meet the archival  requirements of customers, the Company produces CDs of each month's billing details. In order to provide this service, the Company has put into place a fully redundant data center. The archive service is available 24 hours a day, 7 days a week, 365 days a year.

     Historically, our primary product offering was dbExpress, the visual data analysis platform described for use by Fortune 500 companies to consolidate communications traffic for the purpose of system analysis and contract compliance. The telecommunication offerings were expanded with the acquisition of a telecommunications asset management system suite of back office communications management software products. This suite of offerings provided the capability to manage complex high volume communications services within the large enterprise; work flow management, service provisioning, transaction rating, billing and analysis, A/R and cash application and electronic intra/inter company invoicing.

     During 2001, we enhanced our service offerings by combining electronic invoice presentment and payment functionality with dbExpress. This combination provides Internet-based services to customers in the form of an electronic invoice capable of delivering both summary and detailed billing information with the ability to data mine high volume of internet transactions that large companies generate. This "data centric" approach is a significant departure from the industry standard "document centric" approach that delivered print stream images over the Internet and not the line item detail. This approach, and the addition of payment capabilities, formed the basis for our enhanced Electronic Bill Presentment and Payment offering referred to as Invoices on Line which was brought to market in 2002. This combined set of services has allowed us to significantly expand its market opportunities to include any large enterprise in a given industry sector that seeks to provide their customers with an electronic invoice with the associated line item detail information and with the associated reports and data mining capabilities.

     Previously, all of the electronic reporting and analysis capabilities of dbExpress were being delivered in support of the traditional paper-based billing system. For simple or low volume detail accounts, electronically delivered invoices are primarily a reproduction of the print stream. We believe that electronic invoices delivered to large enterprise customers require the ability to deliver all of the line item detail to support the summary billing information as well as the tools necessary to mine that data. IOL offers to this market electronic presentation of invoices along with the tools to verify the detail behind the invoice. The Direct Insite offering is a "data centric" solution built on delivering summary billing information constructed from the underlying detail data contained in an underlying database. Because the supporting detail information, analysis and reporting tools are made available to the end user, costs are reduced for both the provider and customer while improving customer service through customer self care. We believe that this is a critical component and a compelling reason to encourage potential customers to adopt our electronic invoice presentment and payment service.

Sales and Marketing

     Channels to Market

     We have two primary channels to market - direct through our sales representatives and indirect through channel and strategic partners. These channels are supported by a technical sales support group.

     Direct

     We have recently employed a new sales executive and independent agents. In addition, our directors and executives are involved in new client development and the establishment of channel partnerships.

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

     Indirect

     We are pursuing both reseller and strategic partner relationships to further develop existing account relationships and to increase market coverage. These relationships can also expand our offerings, therefore we are seeking to establish partnerships with other companies that offer complementary products and services such as supply chain management and payment services. The use of the indirect channel provides access to additional engineering and professional resources to implement our EBP&P service offering.

     IBM Reseller Agreement

     The Company signed a reseller agreement with IBM on August 4, 2003. This agreement provides IBM with the ability to sell the Invoice on Line service offering to its customers. The Company supports this sales activity by providing Subject Matter Experts (SME's) to assist the IBM sales organization.

     Technical Sales Support and Post-Sales Account Management

     We have a pre-sales support staff and add post sales support to the existing account management group as we secure new business. This group is responsible for technical sales presentations, developing proposals and pricing, contract administration and then account management upon completion.

Research and Development

     The computer software industry is characterized by rapid technological change, which requires ongoing development and maintenance of software products. It is customary for modifications to be made to a software product as experience with its use grows or changes in manufacturers' hardware and software so require.

     We believe that our research and development staff, many with extensive experience in the industry, represents a significant competitive advantage. As of September 30, 2005, our research and development group consists of 41 employees. Further, when needed, we retain the services of independent professional consultants. We seek to recruit highly qualified employees, and our ability to attract and retain such employees is expected to be a principal factor in our success in maintaining a leading technological position. For the two years ended December 31, 2004 and 2003, research and development expenses were approximately $2,227,000, and $3,201,000, respectively, including $561,000 for 2003 that is included in Loss from Discontinued Operations in the accompanying Consolidated Statements of Operations. We believe that investments in research and development are required in order to remain competitive.

Competition

We believe our primary competitors are:

Avolent is a privately held San Francisco based provider of enterprise software for Financial Relationship Management (FRM) that include electronic invoice presentment and payment (EIPP), online account management, process management, enterprise employee access, and decision support. Founded in 1995, Avolent has primarily focused on the financial services, healthcare, technology and utility markets.

Bottomline Technologies (NASDAQ: EPAY) was established in 1989 and provides a Business to Business ("B2B") EBPP solution, primarily to financial institutions and the legal services markets. The company's products include software designed to automate the disbursement process for banks and their corporate customers' anti-fraud and electronic commerce payment software. Bottomline focuses on cash management and financial-related remittance, reporting and audit data. The company has over 500 employees and is based in Portsmouth, NH.

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

Emergis (TSE: IFM) is an ecommerce solutions and service provider, primarily focused on the healthcare and financial services industries. The company, based in Toronto, Canada, was acquired by Bell Canada's electronic commerce unit and subsequently changed its name to BCE Emergis. The company has focused primarily on the Canadian Business to Consumer ("B2C") Electronic Billing and Presentment ("EBP&P") marketplace but is expanding in the US through banking relationships.

Velosant (formerly BillingZone), established as a joint venture between PNC Bank and Perot Systems, was acquired by e-One Global. Velosant is an information technology services firm that serves the B2B EBP&P market with a consolidator model that is focused on the B2B EBP&P industry and is primarily payer-centric.

CheckFree Corporation (Nasdaq:CKFR) provides online billing and payment for companies on the Web. Primarily focused on the B2C market, consumers receive and pay bills online through CheckFree- managed services. CheckFree was founded in 1981 in Columbus, Ohio. The company is now headquartered in Atlanta, GA with offices across the U.S,, in Canada and in the UK.

Docucorp International, Inc.,(Nasdaq: DOCC) is based in Dallas Tx, and provides enterprise software products and professional services related to its information software products. They also provides application service provider
(ASP) hosting service to provide processing, print, mail, archival and Internet delivery of documents for insurance, utilities, bank and mutual fund statements, invoices, call center correspondence and EBP&P.

DST Systems Inc., is a Kansas City based provider of integrated paper and electronic statements, bills, marketing and compliance pieces, and other documents, that primarily service the communications, financial, insurance and utility markets for B2C and B2B applications.

Edocs, Inc., a subsidiary of Siebel Systems, Inc., based in Natick NH with its primary business model focused on providing online account management and billing software to the global large enterprise market. The company has approximately 250 employees and is focused on providing their B2B and B2C products to the telecommunications, utility, healthcare, transportation, security, real estate, retail and leasing industries, as well as financial services firms with B2B electronic statement and presentment needs.

Pitney Bowes docSense (docSense) is a wholly-owned subsidiary of Pitney Bowes (NYSE: PBI). docSense targets the B2C, B2B and internal messaging markets and provides solutions for the creation and distribution of documents in paper and digital forms. Pitney Bowes provides solutions for government, utility, and insurance markets. It focuses on bills and primarily the B2C market.

     Many of our current and potential competitors have greater name recognition, larger installed customer bases, longer operating histories, and substantially greater financial, technical and marketing resources than Direct Insite. We cannot assume that current and potential competitors will not develop products that may be or may be perceived to be more effective or responsive to technological change than are our current or future products or that our technologies and products will not be rendered obsolete by such developments. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

Employees

     We had 58 employees, all in the United States, at November 30, 2005, including 39 in research, development and technical support, 9 in marketing, sales and support services, and 10 in corporate finance and administration. Our future success will depend in part upon our continued ability to attract and retain highly skilled and qualified personnel. We believe that our relations with our employees are good, and we have no collective bargaining agreements with any labor unions.

Intellectual Property

     We  have  two  federally  registered   trademarks,   which  we  rely  upon:
"dbExpress?" and "dbACCEL?". In addition, we received a patent for the proprietary aspects of our dbExpress technology in 1994, and a second, expanded patent on that technology in 1995, which broadened the claims regarding the product's graphical interface and indexing. No assurance can be given that our patents and copyrights will effectively protect us from any copying or emulation of our products in the future.

     We also rely on proprietary knowledge and employ various methods, including confidentiality agreements, to protect our software codes, concepts, ideas and documentation of our proprietary technology.

     Despite these efforts, unauthorized parties may attempt to copy aspects of our products, obtain and use information that we regard as proprietary or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate. In addition, our competitors might independently develop similar technology or duplicate our products or circumvent any patents or our other intellectual property rights.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

     We primarily operate as an application service provider ("ASP") and market an integrated "fee for services" offering providing high volume processing of transactional data for billing purposes, electronic bill presentation and payment ("EBP&P") as well as visual data analysis and reporting tools delivered via the Internet for our customers. Our core technology is dbExpress?, the proprietary and patented management information tool, which provides targeted access through the mining of large volumes of transactional data via the Internet. Further, in 2001, we began to provide custom engineering services for our customers. These services have increasingly become a significant source of revenue for us and we believe will continue to increase. Additionally, we believe that this type of service leads to recurring revenue streams similar to our ASP products.

     This newly assembled suite of services enables us to provide a comprehensive Internet delivered service from the raw transaction record through all of the internal workflow management processes including an electronically delivered invoice with customer analytics. This comprehensive service offering provides back office operations, cuts costs and provides for improved customer service by providing the end customer with easy access to all of the detailed information about their bill. We operate fully redundant data centers located at our main office in Bohemia, New York and in Newark, New Jersey. Our facility in New Jersey is space leased at an International Business Machines ("IBM"), e-business Hosting Center. This co-location / redundancy feature enables us to offer virtually down time free service.

     Currently, IBM, our largest customer, representing approximately 68%, 98%, 92% and 97% of our revenue for the nine months ended September 30, 2005 and 2004 and for the years ended December 31, 2004 and 2003, respectively, utilizes our suite of IOL products and services to allow their customers from around the globe to receive, analyze, dispute and cost allocate all of their invoice related information in their local language and currency via the Internet 24 hours a day, 7 days a week, 365 days a year. Also in 2004 we added our second Fortune 100 company to our customer base and this customer accounted for approximately 30% of revenue for the nine months ended September 30, 2005.

Discontinued Operations

     In 2001 we acquired Platinum Communications, Inc. ("Platinum"), a Dallas, Texas based company, which marketed its integrated proprietary back office software solutions, Account Management Systems ("AMS" or sometimes referred to as "TAMS") to the telecommunications industry either as a license or as an ASP. As a result of the lack of development of the Platinum business and to focus our resources on our core business, in December 2003 we decided to close the operations of Platinum. For the year ended December 31, 2003 Platinum incurred a loss of $1,912,000, including a provision for closing costs of $220,000 and impairments of long-lived assets of $352,000. For the year ended December 31, 2004 we recognized income from the discontinued operations of $288,000 as a result of settling certain liabilities of the Platinum operation for less than the original obligation. The income (loss) is reflected as Income (Loss) from Discontinued Operations in the accompanying Consolidated Statements of Operations.

Recent Financings

     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMorgan Chase Bank required guarantees of our obligations and a collateral agreement. In consideration of the issuance of such guarantee and delivery of the collateral agreement, on July 12, 2005, we issued and delivered to Tall Oaks Group L.L.C. warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of Company.

     On March 29 2005 we entered into a Securities Purchase Agreement with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005 and mature on the earlier to occur of (i) September 29, 2006; (ii) the date on which demand for payment of the Grid Demand Promissory Note, dated as of June 27, 2005 payable to JPMorgan Chase Bank is made, and
(iii) the due date of the loan payable to JPMorgan Chase Bank pursuant to such Grid Demand Promissory Note, including if due on demand and whether or not demand for payment is actually made. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 of our common shares. The original exercise price of the warrants was $0.90 per share of common stock subject to adjustment on the occurrence of certain events. Sigma had the right to lead a "Follow-on Financing." In the event that the Follow-on-Financing did not occur, the exercise price of the warrants would be $0.01 per common share. As of the date hereof, we have elected not to pursue the Follow-on- Financing with Sigma and as a result the exercise price of the warrants was reduced to $0.01 per common share.

     In November 2004 the Board of Directors authorized us to sell up to 1,500 shares of Series D Redeemable Preferred Stock at $1,000 per share. The holders of Series D Redeemable Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on April 1, 2006. The holders of Series D Redeemable Preferred have

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

preference in the payment of dividends and, in the event of liquidation, to all classes of our capital stock except for the Series A, B and C Preferred Stock. As of December 31, 2004 we had sold 100 shares of Series D Redeemable Preferred and received proceeds of $100,000. The buyer was issued warrants to purchase 90,909 common shares at an exercise price of $2.03 per share in conjunction with the sale.

     In December 2003 the Board of Directors authorized us to sell up to 1,500 shares of Series C Redeemable Preferred Stock ("Series C Preferred") at $1,000 per share and in April 2004 the Board authorized the sale of an additional 500 shares. The holders of Series C Redeemable Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on October 1, 2005. The holders of Series C Redeemable
Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series B Redeemable Preferred Stock. As of December 31, 2004 we had sold 2,000 shares of Series C Redeemable Preferred and received proceeds of $2,000,000 less expenses of $140,000. Of the total shares sold MetVP has purchased 540 shares, our Chairman and Chief Executive Officer of the Company purchased 200 shares and certain Directors purchased 105 shares. The proceeds were used for working capital purposes.

     In June 2003, our Board of Directors approved the exchange of the then outstanding obligations to our Chairman and Chief Executive Officer, Markus & Associates and Tall Oaks Group, LLC for 974 shares of Series B Redeemable Preferred Stock at an exchange ratio of $1,000 of debt per share ("Price Per Share"). The Series B Redeemable Preferred was issued as follows:

     -- 266 shares were exchanged for $266,000 of debt obligation to our Chairman and Chief Executive Officer;

     -- 208 shares were exchanged for $208,000 of debt obligation to Markus & Associates; and

     -- 500 shares were exchanged for $500,000 of debt obligation to Tall Oaks Group, LLC.

     Each of the Series B Redeemable Preferred shares is entitled to mandatory dividends, payable quarterly, commencing on the first day of the calendar quarter after the date of issuance, at the rate of 12% per annum. Additionally, the Series B Redeemable Preferred shares are redeemable, at our sole option, on or after March 31, 2005 (or prior to March 31, 2005 with the consent of majority-in-interest holders of Series B Redeemable Preferred shares). Upon redemption, the holders of the Series B Redeemable Preferred shall be entitled to receive, for each share of Series B Redeemable Preferred outstanding, an amount equal to the Price Per Share plus accrued and unpaid dividends.

     Between September 2002 and June 2003, we sold a total of 134,680 shares of Series A Convertible Preferred Stock, in consideration for the gross amount of $2,750,000 to Metropolitan Venture Partners II, L.P. Each share of Series A Convertible Preferred is convertible into 10 shares of our common stock. The holders of the Series A Convertible Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. The payment of the first dividend was originally scheduled for September 25, 2004, however, we and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, we agreed to pay the Holders a premium of 7.5% of the dividend. In May 2004 we and the Holders further agreed to grant us the right, in our sole discretion, to defer the payment of the dividend scheduled to be paid on February 1, 2005 until February 1, 2006. In the event we elect to pay the dividend on February 1, 2006 the Holders would receive a premium of $129,000. In December 2004 we exercised its right to defer payment of this dividend until February 1, 2006. Also, we and the Holders further agreed to grant us the right, in our sole discretion, to defer the payment of the dividend scheduled to be paid on September 25, 2005 until February 1, 2006. In the event we elect to pay this dividend on February 1, 2006 the Holders would receive a premium of $41,000. In the event we do not elect to defer the payment of the dividend we agreed to pay the Holders a premium of $13,000.

Seasonality/Quantity Fluctuations

     Revenue from ASP ongoing services generally is not subject to fluctuations or seasonal flows. However, we believe that revenue derived from custom engineering services will have a significant tendency to fluctuate based on customer demand.

     Other factors including, but not limited to, new product introductions, domestic and international economic conditions, customer budgetary considerations, and the timing of product upgrades may create fluctuations. As a result of the foregoing factors, our operating results for any quarter are not necessarily indicative of results for any future period.

Years ended December 31, 2003 and 2004

Financial Condition and Liquidity

     For the year ended December 31, 2004, we incurred a loss from continuing operations of $1,571,000 compared to a loss from continuing operations of $3,270,000 for the year ended December 31, 2003, an improvement of $1,699,000 or 52%. We used $1,050,000 in cash for continuing operations in 2004 compared to $1,432,000 in 2003, an improvement of $382,000 or 27%. Cash used for discontinued operations was $221,000 for the year ended December 31, 2004 compared to $1,012,000 in 2003. We funded the shortfall in cash from operations through the sale of preferred stock totaling $1,510,000 less fees and expenses of $80,000.

     Cash used in operations (including cash used for discontinued operations) for the year ended December 31, 2004 was $1,271,000, consisting of the net loss from continuing operations of $1,571,000, offset by non-cash expenses of $712,000, including depreciation and amortization of $534,000 and common stock and options issued for services valued at $165,000. Cash from operations was reduced by an increase in accounts receivable of $803,000 and increases in other assets, net, of $10,000, offset by an increase in accounts payable and accrued expenses of $95,000 and an increase in deferred revenue of $527,000. Additionally, net cash used in discontinued operations was $221,000.

     Cash used in investing activities was $114,000 for the year ended December 31, 2004, compared to $349,000 for the previous year. This was principally expenditures for equipment in 2004 and 2003. Cash from financing activities totaled $1,616,000 for the year ended December 31, 2004, compared to $2,248,000 in the prior year. We received net proceeds from the sale of Series C and Series D Redeemable Preferred stock of $1,430,000 during the year ended December 31, 2004. Advances from credit lines for receivable financing increased $427,000 for the year ended December 31, 2004. This included $250,000 in advances from DIRI Rec Fund LLC, under a new receivables financing agreement established in 2004. In addition, we repaid $241,000 in principal on loans and equipment financing leases.

     As a result of these operating, investing and financing activities cash increased by $231,000 to $306,000 at December 31, 2004.

Management's Liquidity and Financing Plan

     In order to meet our cash needs and to achieve positive operating cash flows we have and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     In the second half of 2003 we embarked on a major cost reduction program, including among other things, staff reductions, pay rate reductions, and elimination of non-essential expenses. Principally as a result of this cost reduction program we reduced our operating costs for continuing operations by $1,599,000 in 2004 compared to 2003, excluding costs for depreciation and amortization,. We believe these cost reductions will continue to have a positive impact on our operating results. We note that during 2004 we partially restored the pay rate reductions and we further restored pay rate reductions in January 2005.

     -- As discussed above in December 2003 we closed the operations of our Platinum subsidiary. Platinum had experienced losses and had significant cash needs. This action has reduced our operating costs by approximately $1,700,000 from 2003 to 2004.

     -- In 2004 we received net proceeds from the sale of Preferred Stock of $1,430,000. Also in 2004 we entered into an agreement with DIRI Rec Fund LLC, a corporation formed and funded to loan funds to the Company against accounts receivable, and received advances totaling $250,000 from DIRI Rec Fund. In March 2005 we closed a Bridge Loan financing with Sigma Capital Partners LLC and Metropolitan Venture Partners II, L.P. and received proceeds of $750,000 less legal fees of $55,000. On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility) replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007.

     -- We continue to strive to increase our revenue through offering custom engineering services, expanding and enhancing our existing product offerings such as IOL, and introducing new product offerings. In 2004 our revenues from continuing operations increased $119,000 or 1.6% over revenues in 2003. In 2004 we entered into a new agreement to provide IOL services to a Fortune 500 company. We anticipate that revenue from this new customer will continue to increase in 2005 and beyond and we expect to further broaden our customer base in 2005.

     -- We continue to expand our marketing efforts in order to increase our customer base. In this regard, in 2003, we became a business partner with IBM and through this relationship will work with IBM to achieve sales to new customers. We will continue to pursue similar channel partner opportunities. Also in the fourth quarter 2004 we employed a new sales and marketing executive and engaged an independent sales agent to further expand our sales efforts.

     We believe that our plans and new initiatives as discussed above will lead to positive cash flows and profitability. While we pursue these goals we also believe that our ability to raise additional capital through equity and debt placements will provide sufficient cash to meet our requirements at least through December 31, 2005. There can be no assurance, however, that we will achieve our cash flow and profitability goals, or that we will be able to raise additional capital sufficient to meet our operating expenses or implement our plan. In such event, we may have to revise our plans and significantly reduce our operating expenses, which could have an adverse effect on revenue and operations in the short term.

Results of Operations

     IBM continues to be our largest customer accounting for 92% and 97% of total revenue for the years ended December 31, 2004 and 2003, respectively. We

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

derive revenue from IBM from the sale of our Invoices On Line ("IOL") managed services (ASP) as well as custom engineering services. During the second half of 2001, we entered into an agreement with IBM wherein for a per transaction fee, we enable IBM to present invoices to their customers via the Internet. Our IOL service is an electronic invoice presentment and payment system ("EIP&P") offering and has been expanded to include additional functionality. In March 2002, the parties signed a new agreement, which allows IBM to expand this EIP&P offering to more of its customers, both domestic and international. We are actively pursuing new sales opportunities to reduce sales concentration and in this regard in 2004 we added a second Fortune 500 company to our customer base.

     For the year ended December 31, 2004 revenue from continuing operations increased by $119,000 or 1.6% to $7,558,000 compared to revenue from continuing operations of $7,439,000 in 2003. The increase is primarily due to an increase in engineering services of $710,000, an increase in IOL and Customer Presentable Invoice ("CPI") services, our ASP service offerings, of $201,000, offset by a decrease of $792,000 in telecommunications management services ("TAMS"). The increase in revenue from ASP services was the result of further deploying our ASP services in Europe and the Asia Pacific regions and IOL services to a new customer. The increase in engineering fees resulted from completing certain engineering projects that resulted in the increase in ASP services and engineering fees from implementing our service at a new customer. The decrease in the TAMS services resulted from a decrease in demand and our focus on our EIP&P ASP services.

     Costs of operations, research and development decreased by $708,000 (16.4%) to $3,620,000 for the year ended December 31, 2004 compared to the costs in 2003. These costs consist principally of salaries and related expenses for software developers, programmers, custom engineers, network services, and quality control and assurance. Also included are network costs, costs of the production co-location facility and other expenses directly related to our custom engineering and ASP production services. The decrease in costs is principally due to decreases in staffing costs of $529,000, professional fees of $155,000, offset by an increase in rent for our co-location production facility of $81,000. All other operating expenses combined decreased approximately $105,000 net. These decreases are the result of the planned cost reductions discussed above.

     Sales and marketing costs were $1,676,000 for the year ended December 31, 2004, a decrease of $546,000 or 24.6% compared to the same costs in 2003. Salaries and related costs decreased by $275,000 primarily due to staff and salary reductions. Consulting costs decreased by $321,000 principally from elimination of certain consulting services and reassignment of other consulting fees to other departments. These decreases were offset by an increase in professional fees of $33,000 and travel costs of $40,000 as a result of our increasing our sales and marketing efforts. Other sales and marketing costs combined decreased approximately $23,000.

     General and administrative costs decreased $345,000 or 10.5% to $2,940,000 for the year ended December 31, 2004 compared to costs of $3,285,000 in 2003. Salaries and related costs decreased $307,000 principally due to a reduction in staff and payroll reductions. This was partially offset by an increase in professional fees of $83,000 as we outsourced certain accounting functions. Legal costs decreased $106,000. This decrease was the result of higher costs incurred in 2003 related to financial reporting and employee related matters. Accounting fees were reduced by $28,000 and Director's fees and expenses decreased by $51,000. All other general and administrative costs had a net increase of $64,000.

     Depreciation and amortization expense decreased by $151,000 (22%) primarily due to fully amortizing certain software costs and other computer equipment.

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

     Interest expense increased by $31,000 due to the increase in borrowings in June of 2003 under two new lines of credit and an increase in borrowings through the assignment of accounts receivable under the agreement with a bank.

     Net Operating Loss Carry Forwards

     At December 31, 2004, we had net operating loss carryforwards ("NOLs") remaining of approximately $78 million, which may be available to reduce taxable income, if any. These NOLs expire through 2024. However, Internal Revenue Code
Section 382 rules limit the utilization of NOLs upon a change in control of a company. If it is determined that a change in control has taken place, utilization of its NOLs will be subject to severe limitations in future periods, which would have the effect of eliminating substantially all of the future income tax benefits of the NOLs. We recently completed an evaluation, through December 31, 2004, of whether a change in control had taken place and have concluded that as of December 31, 2004, no change in control had occurred that would limit the utilization of NOLs. Future stock issuances, however, could have the effect of a change of control and limit the utilization of the NOLs.

Critical accounting policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of our company and our subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Revenue Recognition

     We record revenue in accordance with Statement of Position 97-2 "Software Revenue Recognition", issued by the American Institute of Certified Public Accountants (as modified by Statement of Position 98-9) and SEC Staff Accounting Bulletin Topic 13 "Revenue Recognition in Financial Statements." In some circumstances, we enter into arrangements whereby we are obligated to deliver to our customer multiple products and/or services (multiple deliverables). In these transactions, in accordance with the Emerging Issues Task Force Issue No. 00-21, we allocate the total revenue to be earned among the various elements based on their relative fair values. We recognize revenue related to the delivered products or services only if:

     -- Any undelivered products or services are not essential to the functionality of the delivered products or services;

     -- Payment for the delivered products or services is not contingent upon delivery of the remaining products or services;

     -- We have an enforceable claim to receive the amount due in the event it does not deliver the undelivered products or services and it is probable that such amount is collectible;

     -- There is evidence of the fair value for each of the undelivered products or services;

     -- Delivery of the delivered element represents the culmination of the earnings process.

     The following are the specific revenue recognition policies for each major category of revenue.

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

     ASP Services

     We provide transactional data processing services to its customers. Revenue is recognized as the s ervices are performed.

     Custom Engineering Services

     We recognize revenue for custom engineering services using the percentage of completion method. Progress is measured using the relative fair value of specifically identifiable output measures (milestones). Revenue is recognized when the customer accepts such milestones. Costs related to uncompleted milestones are deferred and included in other current assets, when applicable.

     Cost of Revenue

     Cost of revenue in the  consolidated  statements of operations is presented
along  with  operations,   research  and  development  costs  and  exclusive  of
amortization and depreciation shown separately.

     Property and Equipment

     Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the related assets, whichever is shorter.

     Capitalized lease assets are amortized over the shorter of the lease term or the service life of the related assets.

     Impairment of Long-Lived Assets

     We review our long-lived assets, including capitalized software costs and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, we compare the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows. Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" became effective for the Company during 2002.

     Income Taxes

     We account for income taxes using the liability method. The liability method requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates. Additionally, net deferred tax assets are adjusted by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

     Earnings per Share

     We display earnings per share in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share include the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options, warrants and other potential stock issuances have not been considered in the computation of diluted earnings per share amounts since the effect of their inclusion would be anti-dilutive.

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

     Concentrations and Fair Value of Financial Instruments

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. We perform ongoing credit evaluations of our customers' financial condition and, generally, require no collateral from our customers. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded value.

     Use of Estimates

     In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, our management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in SFAS No 123 as originally issued. SFAS No. 123R requires entities to recognize the cost of employee services in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide the service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No. 123R requires entities to initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of the award will be remeasured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123R is effective as of the beginning of our fiscal year following December 15, 2005 (January 1, 2006). The adoption of SFAS No. 123R will have no effect on our consolidated cash flows or financial position but will have an adverse effect on our consolidated results of operations.

     In December 2004, the FASB issued FAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." This Statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. This Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on our consolidated financial position, liquidity, or results of operations.

     In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on our calculation of EPS.

     In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement did not have an effect on our calculation of EPS.

     In March 2005, the FASB issued FIN 47, which is effective for the company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No.143"), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. SFAS No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.

     In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have a material effect on our financial position or results of operations.

     In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 did not have a material effect on the Company's financial position or results of operations.

     In September 2005, the FASB ratified the EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt

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

modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of these Issues may have a material effect on our consolidated financial position or results of operations in future periods.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

     As disclosed in Note 6 to the accompanying Condensed Consolidated Financial Statements, during the nine months ended September 30, 2005, we received proceeds from the issuance of Senior Subordinated Secured Notes of $750,000 less expenses of $55,000.

Results of Operations

     For the three and nine month periods ended September 30, 2005 we had losses from continuing operations of $74,000 and $656,000, respectively, compared to losses from continuing operations of $559,000 and $1,186,000, in the same periods in 2004, respectively. The decrease in the losses is principally due to an increase in revenue for the three and nine months ended September 30, 2005, partially offset by an increase in operating costs as discussed below. Net loss for the three and nine month periods ended September 30, 2005 was $76,000 and $666,000, respectively, compared to net losses of $561,000 and $926,000 for the same periods in 2004, respectively. This includes losses from discontinued operations of $2,000 and $10,000 in the three and nine month periods ended September 30, 2005, respectively, and a loss of $2,000 and income from discontinued operations of $260,000 for the three and nine months ended September 30, 2004, respectively, that was principally the result of recognizing income related to deferred revenue of $180,000 included in other income of the discontinued operation in the first nine months of 2004.

     For the three months ended September 30, 2005 revenue from continuing operations increased $914,000 (57.2%) to $2,512,000 compared to revenue of $1,598,000 for the same period in 2004. For the nine months ended September 30, 2005, revenue from continuing operations increased $1,489,000 (27.5%) to $6,910,000 compared to revenue from continuing operations of $5,421,000 for the same period in 2004. The increase is primarily the result of an increase in revenue from our core business, the ASP IOL services, of $691,000 (68.8%) and $1,319,000 (44.5%) for the three and nine month periods ended September 30, 2005, respectively. Additionally, revenue from engineering services increased $351,000 and $569,000 for the three and nine months ended September 30, 2005, respectively, compared to the same periods in 2004. These increases are principally due to expanded services to a second major customer added in 2004, and further deployment of our IOL services to IBM. These increases were offset by a decrease of $128,000 and $399,000 in revenue from telecommunications services for the three and nine months ended September 30, 2005, respectively, compared to the same periods in 2004 . The decrease in the telecommunications services, which accounted for less than 1% of total revenue for the first nine months of 2005 compared to 8.0% for the same period in 2004, is the result of decreased demand for such services.

     Costs of operations, research and development increased by $164,000 (18.9%) and $447,000 (17.0%) to $1,032,000 and $3,079,000 for the three and nine month periods ended September 30, 2005, respectively, compared to costs of $868,000 and $2,632,000 for the same periods in 2004. These costs consist principally of salaries and related expenses for software developers, programmers, custom engineers, network services, and quality control and assurance. Also included are network costs, costs of the production co-location facility and other expenses directly related to our custom engineering and ASP production services. The increase in costs for the three months ended September 30, 2005 is primarily due to increases in personnel wages and benefit costs of $78,000 from wage increases and staff additions, an increase in professional fees of $35,000 resulting from engaging temporary technical staff, and an increase in software purchases of $28,000. Other operating expenses increased by a net of $23,000. The increase in costs for the nine months ended September 30, 2005 is principally due to increases in personnel wages and benefit costs of $251,000 from wage increases and staff additions, an increase in professional fees of $84,000 resulting from engaging temporary technical staff, and an increase in software purchases of $50,000. All other operating expenses increased $62,000, net.

     Sales and marketing costs were $516,000 and $1,547,000 for the three and nine month periods ended September 30, 2005, respectively, an increase of $130,000 (33.7%) and $346,000 (28.8%) compared to costs of $386,000 and
$1,201,000 for the same periods in 2004. For the nine months ended September 30, 2005, professional fees, including personnel recruiting costs, increased $97,000, consulting fees increased $147,000 due to engaging an independent sales representative and promotional costs increased $41,000, while all other costs increased by $61,000, net compared to the same period in 2004. For the three months ended September 30, 2005, professional fees, including personnel recruiting costs, increased $15,000, consulting fees increased $38,000 due to engaging an independent sales representative, travel and entertainment fees increased $24,000 and promotional costs increased $10,000, while all other costs increased by $43,000, net compared to the same period in 2004. We intend to continue increasing our sales and marketing efforts to achieve further growth in our IOL services.

     General and administrative costs increased $100,000 (14.4%) and $168,000 (8.0%) to $794,000 and $2,266,000 for the three and nine month periods ended September 30, 2005, respectively, compared to costs of $694,000 and $2,098,000 for the same periods in 2004. For the three and nine month periods ended September 30, 2005, salaries and related costs increased $72,000 and $216,000 compared to the same periods in 2004, principally due to the restoration of salary reductions taken in 2004. Costs for directors meetings decreased $15,000 and increased by $27,000 for the three and nine month periods ended September 30, 2005, respectively, compared to costs for the same periods in 2004. For the three and nine month periods ended September 30, 2005 costs for legal and accounting fees increased $69,000 and $157,000, respectively, compared to the same periods in 2004, principally due to costs incurred for the issuance of the Senior Subordinated Notes and the related registration statement. Insurance costs decreased $19,000 and $67,000 for the three and nine month periods ended September 30, 2005, respectively, compared to the same periods in 2004, primarily due to rate decreases. Professional fees increased $6,000 and decreased $34,000 for the three and nine month periods ended September 30, 2005, respectively, compared to costs for the same periods in 2004. Travel and entertainment costs decreased $27,000 and $94,000 for the three and nine month periods ended September 30, 2005, respectively, compared to the same periods in 2004. All other administrative costs increased $14,000 and decreased $37,000 for the three and nine month periods ended September 30, 2005, respectively, compared to the same periods in 2004.

     Depreciation and amortization expense decreased by $36,000 (27.5%) and $91,000 (21.9%) for the three and nine month periods ended September 30, 2005, respectively, compared to the same periods in 2004, primarily due to fully amortizing certain software costs and other computer equipment.

Financial Condition and Liquidity

     For the nine months September 30, 2005, we had a loss from continuing operations of $656,000 compared to a loss from continuing operations of

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

$1,186,000 for the same period in 2004. We used $120,000 in cash for continuing operations in the first nine months of 2005 compared to $979,000 for the same period in 2004, an improvement of $859,000 or 87.7%. Cash used in discontinued operations was $55,000 for the nine months ended September 30, 2005, compared to $208,000 for the nine months ended September 30, 2004. We funded the shortfall in cash from operations primarily through the new borrowing noted above.

     Cash used in operations, including cash used for discontinued operations, for the nine months ended September 30, 2005 was $175,000, consisting of the net loss of $666,000, reduced by non-cash expenses of $823,000, including depreciation and amortization of $324,000 and stock, warrants and options issued for services of $342,000. In addition, accounts receivable decreased by $224,000 and prepaid expenses and other assets decreased $96,000. Accounts payable, accrued expenses and other current liabilities decreased $99,000 and deferred revenue decreased $508,000.

     Cash used in investing activities was $196,000 for the nine months ended September 30, 2005, compared to $90,000 for same period in 2004. This was principally expenditures for equipment. Cash provided by financing activities totaled $130,000 for the nine months ended September 30, 2005, compared to $1,342,000 for the nine months ended September 30, 2004. As noted above, we received proceeds from a new loan financing of $750,000. We also repaid $131,000 of long-term debt and capital lease obligations in the first nine months of 2005. The balance outstanding under short term revolving loans for receivables financing decreased by $489,000 in 2005.

Management's Liquidity and Financing Plans

     In order to meet our cash needs and to achieve positive operating cash flows we have and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     -- In March 2005 we closed a Bridge Loan financing with Sigma Capital PartnersLLC and Metropolitan Venture Partners II, L.P. and received proceeds of $750,000 less legal fees of $55,000 (see Note 6 to the included interim condensed consolidated financial statements).

     -- We and the holders of the Series A and Series B Preferred stock have previously agreed to defer payment of dividends until February 1, 2006 and April 15, 2006, respectively. We may seek to defer these dividends further.

     -- We may raise additional capital through private equity offerings and borrowing. There is no assurance however that such capital would be available to us, or if available, on terms and conditions that would be acceptable to us. In 2004, we received net proceeds from the sale of Preferred Stock of $1,430,000. Also in 2004 we entered into an agreement with DIRI Rec Fund LLC, a corporation formed and funded to loan funds to the Company against accounts receivable, and may receive advances up to $250,000 from Diri Rec Fund (see Note 5). Further, in June 2005 we renewed for a period of two years the $500,000 loan previously scheduled to mature on June 30, 2005 and the guarantors of this loan have consented to this extension (see Note 6). ). As noted above the guarantors were issued warrants and we could receive proceeds of $500,000 from the exercise of such warrants which expire on July 11, 2010, although there is no assurance that these warrants will be exercised.

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

     -- We continue to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In 2004 we entered into a new agreement to provide IOL services to a Fortune 100 company. Revenue from this new customer accounted for 29.8% of total revenue for the nine months ended September 30, 2005. Management anticipates that revenue from this new customer will continue to increase in 2005 and beyond and expects to further broaden our customer base in 2005.

     -- We continue to expand our marketing efforts in order to increase the customer base. In this regard, in 2003, we became a business partner with IBM and through this relationship will work with IBM to achieve sales to new customers. We will continue to pursue similar channel partner opportunities. Also, in the fourth quarter 2004 we employed a new sales and marketing executive to further expand our sales efforts.

     We believe that these plans and new initiatives as discussed above will lead to positive cash flows and profitability. While we pursue these goals we also believe that our ability to raise additional capital through equity and debt placements will provide sufficient cash to meet cash requirements at least through September 30, 2006. There can be no assurance, however, that we will achieve the cash flow and profitability goals, or that we will be able to raise additional capital sufficient to meet our operating expenses or implement our plan. In such event, we may have to revise our plans and significantly reduce our operating expenses, which could have an adverse effect on revenue and operations in the short term.

DESCRIPTION OF PROPERTY

     We currently maintain leased facilities in the locations listed below:

    -------------------------- ------------------ -------------------- -------------------- -------------------------
           Description             Location         Square Footage         Lease term          Annual Rental Cost

    -------------------------- ------------------ -------------------- -------------------- -------------------------
      Corporate offices          Bohemia, NY            10,000           7/1/05 - 6/30/06           $206,136
    -------------------------- ------------------ -------------------- -------------------- -------------------------
      Co-location facility       Newark, NJ             Note 1          10/1/03 - 9/30/08           $257,280
    -------------------------- ------------------ -------------------- -------------------- -------------------------

Note 1. We are obligated under the terms of an agreement with our major customer to maintain a co- location site at an IBM eHosting facility in Newark, New Jersey or an agreed on alternative location. The redundant facility provides us with, among other things, switches, routers, racks, connections to Internet network access points, at a variety of bandwidths, various levels on monitoring, and access to problem management support. The lease expires on September 30, 2008.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1999, we entered into various agreements with S.J. & Associates, Inc. (including its affiliates are collectively referred to as "SJ"), an advisor to Direct Insite and our Board of Directors, for various services that provide for the following compensation:

     -- We entered into a consulting agreement with SJ initially terminating on May 31, 2007. Pursuant to the agreement, SJ is entitled to monthly compensation of $15,000. We will supply SJ an office/temporary living accommodations and reimbursement for auto leases at a cost not to exceed $9,900 per month. Pursuant to the agreement, SJ is entitled to a financing fee equal to 4% of the gross proceeds (or the gross transaction value) of any of the following events: (i) financing(s) (either debt or equity), (ii) sale of our stock, (iii) an acquisition made by us, and (iv) the sale of Direct Insite or merger with another entity. SJ is also entitled to an annual bonus at the discretion of our Board of Directors. With no further approval, SJ is entitled to be reimbursed for other expenses not to exceed $2,000 per month, plus other reasonable expenses upon approval. Upon completion of the initial term of the agreement, SJ will continue to provide consulting services for an additional 7-1/2 year period. Minimum compensation during this additional period is approximately $5,500 per month. Under this agreement, we incurred consulting expenses of $117,000 for the nine months ended September 30, 2005 and $108,000 and $144,000 during the years ended December 31, 2004 and 2003, respectively. In addition, SJ earned $80,000 of fees related to the sales and issuance of Series C Redeemable Preferred stock and was reimbursed for other expenses in accordance with the consulting agreement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     (a) Market Information. Our common stock is traded on the Over-The-Counter Bulletin Board since October 24, 2003. Previously our stock was traded on NASDAQ SmallCap market since September 23, 1992. The following table sets forth the high and low sales prices for our common stock by the quarters indicated:


                                                          Low         High
                                                          ---         ----
2003
     First Quarter                                       2.430       1.370
     Second Quarter                                      1.850       1.040
     Third Quarter                                       1.480       0.590
     Fourth Quarter                                      1.050       0.520

2004
     First Quarter                                       1.200       0.560
     Second Quarter                                      2.450       0.780
     Third Quarter                                       2.500       1.500
     Fourth Quarter                                      2.400       1.600

2005
     First Quarter                                       1.750       0.760
     Second Quarter                                      0.970       0.620
     Third Quarter                                       0.930       0.530
     Fourth Quarter (to November 25, 2005)               0.790       0.590

     (b) Holders. As of September 30, 2005, there were 2,570 shareholders of record. We estimate that there are approximately 10,700 shareholders, including shareholders whose shares are held in the name of their brokers or stock depositories.

     (c) Dividends. There were no cash dividends or other cash distributions made by us during the year ended December 31, 2004 to common shareholders. In 2003, we paid dividends of $30,000 to Series B Redeemable Preferred shareholders. Further dividend policy will be determined by our Board of Directors based on our earnings, financial condition, capital requirements and other then existing conditions. It is anticipated that cash dividends will not be paid to the holders of our common stock in the foreseeable future.

     (d) Equity Compensation Plan Information. The following table shows Equity Compensation Plan information as of December 31, 2004:


Equity Compensation Plan Information
----------------------------- -------------------------- ------------------------- --------------------------
                                                                                     Number of securities
                                                                                    remaining available for
                                                                                     future issuance under
                               Number of securities to       Weighted-average         equity compensation
                               be issued upon exercise      exercise price of          plans (excluding
                               of outstanding options,     outstanding options,     securities reflected in
       Plan category           warrants and rights (a)     warrants and rights (b)       column (a)) (c)
----------------------------- -------------------------- ------------------------- --------------------------
Equity compensation plans
approved by securityholders          2,172,073                    $1.48                      60,471
----------------------------- -------------------------- ------------------------- --------------------------
Equity compensation plans
not approved by                      2,473,245                    $1.74                   1,069,142
securityholders
----------------------------- -------------------------- ------------------------- --------------------------
Total                                4,645,318                    $1.63                   1,129,613
----------------------------- -------------------------- ------------------------- --------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of the other executive officers of the Company who received more than $100,000 for services rendered for the year ended December 31, 2004.

                                                                    Summary Compensation Table

                                                    Annual Compensation                      Long-Term Compensation
                                               ------------------------------------     -------------------------------
                                                                                                            Securities
     Name and               Fiscal                                      Other Annual      Restricted        Underlying
   Principal Position        Year              Salary         Bonus     Compensation      Stock Awards    Options/Warrants
   ------------------       ------             ------         ------    -------------     ------------    -----------------

James A. Cannavino (1)       2004             $ 96,000      $   --      $    --            $   4,000            --
  Chief Executive Officer    2003             $156,000          --           --               54,000          708,000
                             2002                --             --           --              210,000          314,000

Robert Carberry (2)          2004             $192,000      $   --      $    --            $   --               --
  President                  2003             $177,000          --           --                --             203,000
                             2002               78,000          --          72,000           139,000           57,500

Anthony Coppola (3)          2004             $145,000      $   --      $    --                --               --
  President/V.P. Program     2003             $157,000         4,000        26,000             --               3,000
  Management                 2002              166,000        50,000         --                --             137,500

Arnold Leap (4)              2004             $145,000      $   --      $    --            $   --               --
  Chief Technology Officer   2003             $158,000      $ 26,000    $    --            $   --             103,000
                             2002              161,000        20,000         --                --             113,500

Michael Beecher (5)          2004             $106,000      $   --      $    --            $   --              30,000
  Chief Financial Officer    2003             $  3,000      $   --      $    --            $   --              30,000
  and Secretary

Footnotes

(1) Mr. Cannavino was appointed CEO December 7, 2002. Pursuant to his January 2002 two-year services agreement, Mr. Cannavino received 180,000 shares of common stock valued at $180,000. In addition, Mr. Cannavino received 17,650 shares of common stock valued at $30,000 in connection with his duties as Chairman of the Board of Directors. Pursuant to his January 2003 employment agreement, Mr. Cannavino received 45,000 shares of common stock valued at $54,000. In December 2003, we extended the employment agreement to expire on August 24, 2007. The extended agreement calls for compensation of $15,000 per month and 360,000 options, vesting 7,500 per month over the term of the agreement, to purchase our common stock at an exercise price of $1.16 per share, the closing price of our common stock on the date the agreement was effective. The agreement further provides for reimbursement of reasonable out of pocket business expenses and further provides for living and travel expenses not to exceed $11,000 per month.


                                       43

(2) Mr. Carberry, President since December 2002, resigned as President on June 30, 2005 and is currently a consultant to the Company. During 2002, Mr. Carberry received 111,665 shares of common stock valued at $139,000 in lieu of cash for services rendered.

(3) Mr. Coppola served as President from March 2000 to December 2002. During 2002, the Company paid a $50,000 sales commission earned by a sales consulting firm that is wholly owned by Mr. Coppola. In 2003 the Company paid $26,000 for services rendered by this same consulting firm. Mr. Coppola also earned a $4,000 cash performance bonus in 2003.

(4) Mr. Leap earned cash performance bonuses totaling $26,000 and $20,000 for years 2003 and 2002, respectively.

(5) Mr. Beecher was appointed Chief Financial Officer and Secretary effective December 16, 2003.

Option/SAR Grants in Last Fiscal Year

     During 2004 the following options grants were made to the named executive officers:


                                     % of Total
                                     Options
                      Number of      Granted                                              Hypothetical
                      Options        Employees           Exercise        Expiration         Value at
Name                  Granted        in Fiscal Year      Price             Date            Grant Date
----                 -----------    ---------------      ---------      ------------    ---------------
Michael Beecher       30,000            8.6%             $  1.60         07/31/09           $30,000

     The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: expected volatility of 69.5%, risk free interest rate of 4.8% and expected lives of 5.00 years. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table set forth certain information with respect to stock option exercises by the named executive officers during the fiscal year ended December 31, 2004, and the value of unexercised options held by them at fiscal year-end.

                                                            Number of Unexercised Options     Value of Unexercised In-the-Money
                                                                  at Fiscal Year End            Options at Fiscal Year End (1)
                     Shares Acquired
       Name          On Exercise (#)   Value Realized      Exercisable     Unexercisable        Exercisable     Unexercisable
       ----          ----------------  --------------      -----------     -------------        ------------    -------------
                                            ($)
JamesCannavino             --                --                897,333          195,000   $      270,000   $      105,000
Robert Carberry            --                --                260,500               --          109,000               --
Anthony Coppola            --                --                163,100               --           62,000               --
Michael Beecher            --                --                 40,000           20,000           30,000            2,000
Arnold Leap                --                --                207,166           33,334           76,000           17,000

Footnotes

(1) Market Value of the Company's common stock on December 31, 2004, was $1.70. There were 1,134,666 in-the-money options at year end, valued at $671,000.

                                    EXPERTS

     The financial statements of Direct Insite Corp. as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004, included in this prospectus have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its reports appearing herein. These financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of common stock being offered hereby will be passed on for us by Beckman, Lieberman & Barandes, LLP.


                      WHERE YOU CAN FIND MORE INFORMATION

     The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 100 F. Street, N.E,, , Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at l-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

DIRECT INSITE CORP. AND SUBSIDIARIES

                                    CONTENTS
--------------------------------------------------------------------------------


                                                                        Page
                                                                        ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.........        F-1

FINANCIAL STATEMENTS for the Year Ended December 31, 2004
----------------------------------------------------------
Consolidated Balance Sheets as of December 31, 2004 and 2003....        F-2
Consolidated Statements of Operations for the Years
  Ended December 31, 2004 and 2003..............................        F-4
Consolidated Statement of Shareholders' Equity (Deficiency)
  for the Years Ended December 31, 2004 and 2003................        F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2004 and 2003....................................        F-7
Notes to Consolidated Financial Statements...................... F-9 - F-33


FINANCIAL STATEMENTS  for the Nine Months Ended September 30, 2005
------------------------------------------------------------------

Condensed Consolidated Balance Sheets as of September 30, 2005
  (Unaudited) and December 31, 2004 ............................       F-34
Condensed Consolidated Statements of Operations
   for the Three and Nine Months Ended September 30, 2005 and
   2004 (Unaudited).-----------------...........................       F-35
Condensed Consolidated Statements of Cash Flows
   for the Nine Months Ended September 30, 2005
   and 2004 (Unaudited).........................................       F-36
Notes to Condensed Consolidated Financial Statements for the
   Nine Months Ended September 30, 2005 and 2004 (Unaudited)....F-37 - F-46

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Audit Committee of the
Board of Directors and Shareholders of
Direct Insite Corp. and Subsidiaries
Bohemia, New York


We have audited the accompanying consolidated balance sheets of Direct Insite Corp. and Subsidiaries (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Marcum & Kliegman LLP
New York, NY

April 7, 2005

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                           December 31, 2004 and 2003
--------------------------------------------------------------------------------


                                     ASSETS

                                                                                         2004              2003
                                                                                  ---------------- -----------------

CURRENT ASSETS
--------------
 Cash and cash equivalents                                                           $       306       $       75

 Accounts receivable, net of allowance for doubtful accounts of
  $2 in 2004 and 2003                                                                      1,871            1,068
 Prepaid expenses and other current assets                                                   262              215
 Assets from discontinued operations                                                          --               47
                                                                                     -----------       ----------

       Total Current Assets                                                                2,439            1,405


PROPERTY AND EQUIPMENT, Net                                                                  577              771
---------------------

OTHER ASSETS                                                                                 285              335
------------                                                                         -----------       ----------




       TOTAL ASSETS                                                                  $    3,301        $    2,511
                                                                                     ==========        ==========

See notes to consolidated financial statements.

                   DIRECT INSITE CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                           December 31, 2004 and 2003

--------------------------------------------------------------------------------

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY
                    ----------------------------------------

                                                                                             2004            2003
                                                                                       --------------- ---------------
CURRENT LIABILITIES
-------------------
 Current portion of long-term debt                                                        $        782    $        880
 Short-term revolving loans                                                                      1,012             585
 Accounts payable and accrued expenses                                                           2,086           2,248

 Deferred revenue                                                                                  623              96
 Dividends payable, current                                                                        376               0
 Liabilities from discontinued operations, current portion                                         112             581
                                                                                       --------------- ---------------
       Total Current Liabilities                                                                 4,991           4,390

OTHER LIABILITIES
-----------------
 Long-term debt, net of current portion                                                            125              42
 Dividends payable, net of current portion                                                         722             382

 Liabilities from discontinued operations, long-term                                                --              87
                                                                                       --------------- ---------------
       TOTAL LIABILITIES                                                                         5,838           4,901
                                                                                       --------------- ---------------
COMMITMENTS AND CONTINGENCIES
-----------------------------

SHAREHOLDERS' DEFICIENCY
------------------------
  Preferred stock, $0.0001 par value; 2,000,000 shares authorized;
      Series A Convertible Preferred, 134,680 issued
      and outstanding in 2004 and 2003; liquidation
      preference of $2,750,000 in 2004 and 2003;                                                   --              --
      Series B Redeemable Preferred, 974 issued and outstanding in
      2004 and 2003; liquidation preference of $974,075;                                           --              --
      Series C Redeemable Preferred, 2,000 and 590 issued and
      outstanding in 2004 and 2003, respectively; liquidation preference of
      $2,000,000 and $590,000 in 2004 and 2003, respectively;
      Series D Redeemable Preferred, 100 shares issued and outstanding, liquidation preference of $100,000 in 2004;

 Common stock, $.0001 par value; 50,000,000 shares
  authorized; 4,547,013 and 4,080,402 shares issued in
  2004 and 2003, respectively; and 4,507,086 and 4,040,475
  shares outstanding in 2004 and 2003, respectively                                                 --              --
 Additional paid-in capital                                                                    112,484         110,582
 Unearned compensation                                                                             (50)             --
 Accumulated deficit                                                                          (114,643)       (112,644)
                                                                                       --------------- ---------------
                                                                                                (2,209)         (2,062)
 Common stock in treasury, at cost; 24,371 shares in 2004
  and 2003                                                                                        (328            (328
                                                                                       --------------- ---------------
       TOTAL SHAREHOLDERS' DEFICIENCY                                                           (2,537)         (2,390)
                                                                                       --------------- ---------------
       TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                                       $    3,301      $    2,511
                                                                                       =============== ===============

See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                 For the Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                                                            2004            2003
                                                                                      -------------- ----------------
REVENUES                                                                                 $     7,558      $    7,439
--------
                                                                                      -------------- ----------------
COSTS AND EXPENSES
------------------
 Operations, research and development                                                          3,620           4,328
 Sales and marketing                                                                           1,676           2,222
 General and administrative                                                                    2,940           3,285
 Amortization and depreciation                                                                   537             688
                                                                                      -------------- ----------------
       TOTAL OPERATING EXPENSES                                                                8,773          10,523
                                                                                      -------------- ----------------
       OPERATING LOSS                                                                         (1,215)         (3,084)
                                                                                      -------------- ----------------
OTHER EXPENSE
-------------
Interest expense, net                                                                            318             287
Other expense                                                                                     33               7
                                                                                      -------------- ----------------
       TOTAL OTHER EXPENSE                                                                       351             294
                                                                                      -------------- ----------------
LOSS BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES                                         (1,566)         (3,378)
-----------------------------------------------------

PROVISION  FOR (BENEFIT FROM) INCOME TAXES                                                         5            (108)
------------------------------------------                                            -------------- ----------------
LOSS FROM CONTINUING OPERATIONS                                                               (1,571)         (3,270)
-------------------------------
                                                                                                              (1,912)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                                                       288
------------------------------------------                                            -------------- ----------------
NET LOSS                                                                                      (1,283)         (5,182)
--------
PREFERRED STOCK DIVIDENDS                                                                       (716)           (356)
-------------------------                                                             -------------- ----------------
NET LOSS ATTRIBUTABLE TO COMMON
-------------------------------
 SHAREHOLDERS                                                                            $    (1,999)      $  (5,538)
 ------------                                                                         ============== ================
BASIC AND DILUTED LOSS PER SHARE:
--------------------------------
   Loss from continuing operations attributable to common  shareholders                       $(0.53)         $(0.91)
   Income (Loss) from discontinued operations                                                   0.07           (0.48)
                                                                                      -------------- ----------------
   Net loss attributable to common shareholders                                               $(0.46)         $(1.39)
                                                                                      ============== ================
BASIC AND DILUTED WEIGHTED AVERAGE
----------------------------------
 COMMON SHARES OUSTANDING                                                                      4,285           3,974
 ------------------------                                                             ============== ================

See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

          For the Years Ended December 31, 2004 and 2003 (in thousands)
--------------------------------------------------------------------------------

                                       Preferred Stock
                       -----------------------------------------------

                                                                                                 Accumulated
                                                                                                   Other
             Series A     Series B       Series C   Cmmon Stock  Additional   Stock      Accum-    Compren-            Comprehensive
                                                                  Paid-in  Subscription  ulated     sive   Treasury        Income
          Shares Amount Shares Amount Shares  Amount Shares Amount Capital  Receivable   Deficit    Loss    Stock   Total   (Loss)
          --------------------------------------------------------------------------------------------------------------------------
BALANCE -  117  $  --    --    $ --     --    $ --   3,926   $ --   $108,708  $   (62)    $(107,081) $ (25)   $(328) $1,212   $  --
 January
 1, 2003

 Common
 stock
 and
 options
 issued
 for
 services   --     --    --      --     --      --     114     --        135       --           --      --      --     135      --

 Payment
 of stock
 subscrip-
 tion
 receivable --     --    --      --     --      --      --     --         --       62            --     --     --       62      --

 Preferred
 stock
 issued
 for cash,
 net of
 fees
 of $15     18     --    --      --     --      --      --     --        235       --            --     --     --      235      --

 Conversion
 of long-
 term debt
 to pre-
 ferred
 stock      --     --     1      --     --      --      --     --        974       --            --     --     --      974      --

 Preferred
 stock
 issued
 for cash,
 net of
 fees of
 $60        --     --    --      --      1      --      --     --        530       --            --       --   --      530      --

 Dividends
 declared,
 preferred
 stock      --     --    --      --     --      --      --     --        --        --          (356)      --   --     (356)     --

 Other
 compre-
 hensive
 loss       --     --    --      --     --      --      --     --        --        --          (25)      25    --       --      25


 Net loss   --     --    --      --     --      --      --     --        --        --       (5,182)      --    --   (5,182) (5,182)
          ----  ----- -----  ------ ------ ------- -------  -----  --------- ----------  ----------  ------- ------ -------- -------
 Total
 Compre-
 hensive
 Loss                                                                                                                      $(5,157)
                                                                                                                           =======
BALANCE -
 December
 31,
 2003      135  $  --     1  $   --     1   $   --   4,040 $   -- $ 110,582 $      --    $(112,644) $    --  $(328) $(2,390)

          ====  ===== =====  ====== ===== ========  ====== ====== ========== ==========  ==========  ======= ====== ========

See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

          For the Years Ended December 31, 2004 and 2003 (in thousands)
--------------------------------------------------------------------------------

                                       Preferred Stock
                       -----------------------------------------------
                                                                                  Additional           Accum-
                                                                                    Paid-in  Deferred  ulated  Treasury
             Series A     Series B       Series C    Series D      Common stock     Capital   Compen-  Deficit   Stock      Total
                                                                                              sation
          Shares Amount Shares Amount Shares  Amount Shares Amount Shares Amount     Amount
          --------------------------------------------------------------------------------------------------------------------------
BALANCE -
 December
 31, 2003  135 $ --        1    $  --    1    $ --      --   $ --  4,040     $  --   $110,582 $ --    $(112,644) $(328)   $(2,390)

 Common
 stock
 and
 options
 issued
 for
 services   --   --       --       --   --      --      --     --    157        --        215  (50)          --     --        165

 Common
 stock
 and
 options
 issued
 in
 settle-
 ment of
 liabil-
 ities      --   --       --       --   --      --      --     --    310        --        257   --          --      --        257

 Series C
 Preferred
 stock
 issued for
 Cash, net
 of fees
 of $80     --   --       --       --    1      --      --     --     --        --      1,330   --          --      --      1,330

 Series D
 Preferred
 stock
 issued for
 Cash       --   --       --       --   --      --      --     --     --        --        100   --          --      --        100

 Dividends
 declared,
 preferred
 stock      --   --       --       --   --      --      --     --     --        --         --   --         (716)    --       (716)


 Net loss   --   --       --       --   --      --      --     --     --        --         --   --       (1,283)    --     (1,283)
          ----  ---    -----   ------ ---- -------  ------  ----- ------ ----------  ---------- ----      ------  -----   -------
BALANCE -
December
31, 2004   135 $ --        1   $  --     2   $  --     --   $ --    4,507  $  --     $ 112,484  $(50) $(114,643)  $(328) $(2,537)

          ====  ===    =====   =====- ==== =======  ======  ===== ====== ==========  ========== ====   ========    =====  =======

See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                 For the Years Ended December 31, 2004 and 2003

--------------------------------------------------------------------------------

                                                                                        2004                  2003
                                                                              ------------------------ ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Loss from continuing operations                                                     $ (1,571)                $ (3,270)
 Adjustments to reconcile loss from continuing operations
  to net cash used in continuing operations:
   Amortization and depreciation:
     Property and equipment                                                               534                      686
     Other                                                                                  3                        2
    Common stock and options issued for services                                          165                      135
    Other                                                                                  10                       50

  Changes in operating assets and liabilities:
    Accounts receivable                                                                  (803)                      63
    Prepaid expenses and other current assets                                             (47)                      24
    Other assets                                                                           37                       93
    Accounts payable and accrued expenses                                                  95                      755
    Restructuring costs payable                                                            --                      (66)
    Deferred revenue                                                                      527                       96
                                                                              ------------------------ ------------------
       Net cash used in continuing operations                                          (1,050)                  (1,432)
                                                                              ------------------------ ------------------

  Income (loss) from discontinued operations                                              288                   (1,912)
  Change in:
    Assets and liabilities from discontinued operations                                  (509)                     900
                                                                              ------------------------ ------------------
       Net cash used in discontinued operations                                          (221)                  (1,012)
                                                                              ------------------------ ------------------

       NET CASH USED IN OPERATING ACTIVITIES                                         $ (1,271)                $ (2,444)
                                                                              ------------------------ ------------------

See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                                 (in thousands)

                   For the Years Ended December 31, 2004 and 2003

--------------------------------------------------------------------------------

                                                                                        2004              2003
                                                                                  ----------------- -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
 Expenditures for property and equipment                                               $     (114)       $     (349)
                                                                                  ----------------- -----------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
 Proceeds from common stock  and subscription receivable                                       --                22
 Proceeds from sales of preferred stock, net                                                1,430             1,257
 Advances from (repayment on) Short-term revolving loans, net                                 427              (105)
 Proceeds from long-term debt, net of fees                                                     --               496
 Proceeds from line of credit                                                                  --               750
 Payment of dividend                                                                           --               (30)
 Repayments of long-term debt                                                                (241)             (142)
                                                                                  ----------------- -----------------
       NET CASH PROVIDED BY FINANCING ACTIVITIES                                            1,616             2,248
                                                                                  ----------------- -----------------

       NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   231              (545)


CASH AND CASH EQUIVALENTS - Beginning                                                          75               620
                                                                                  ----------------- -----------------

CASH AND CASH EQUIVALENTS - Ending                                                     $      306        $       75
                                                                                  ================= =================


See notes to consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - Nature of Business
         ------------------

     Direct Insite Corp. and subsidiaries (the "Company"), primarily operate as an application service provider ("ASP"), that markets an integrated transaction based "fee for service" offering called Invoices On-Line (IOL), an electronic invoice presentment and payment (EIP&P) service that processes high volumes of transactional data for invoice presentment purposes delivered via the Internet on a global basis.

     The Company also provides additional service offerings in the form of its patented dbExpress TM technology, a management information tool that allows users to visually data mine large volumes of transactional data via the Internet. A complete Internet Customer Care tool set integrated with the EIP&P product set is also available. The Company operates fully redundant data centers located at its main office in Bohemia, N.Y. and in an IBM co-location facility in Newark, NJ.

     Management's liquidity plans are discussed in Note 13. Also, as described in Note 16, the Company has one major customer that accounted for approximately 92% and 97% of the Company's revenue for the years ended December 31 2004 and 2003, respectively. Loss of this customer would have a material adverse effect on the Company.


NOTE 2 - Significant Accounting Policies
         -------------------------------

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of Direct Insite Corp. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Revenue Recognition
     -------------------

     The Company records revenue in accordance with Statement of Position 97-2 "Software Revenue Recognition", issued by the American Institute of Certified Public Accountants (as modified by Statement of Position 98-9) and SEC Staff Accounting Bulletin Topic 13 "Revenue Recognition in Financial Statements." In some circumstances, the Company enters into arrangements whereby it is obligated to deliver to its customer multiple products and/or services (multiple deliverables). In these transactions, in accordance with the Emerging Issues Task Force Issue No. 00-21, the Company allocates the total revenue to be earned among the various elements based on their relative fair values. The Company recognizes revenue related to the delivered products or services only if:

     -- Any undelivered products or services are not essential to the functionality of the delivered products or services;

     -- Payment for the delivered products or services is not contingent upon delivery of the remaining products or services;

     -- The Company has an enforceable claim to receive the amount due in the event it does not deliver the undelivered products or services and it is probable that such amount is collectible;

     -- There is evidence of the fair value for each of the undelivered products or services;

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

     -- Delivery of the delivered element represents the culmination of the earnings process.

     The following are the specific revenue recognition policies for each major category of revenue.

          ASP Services
          ------------

          The Company provides transactional data processing services to its customers. Revenue is recognized as the services are performed.

          Custom Engineering Services
          ---------------------------

          The Company recognizes revenue for custom engineering services using the percentage of completion method. Progress is measured using the relative fair value of specifically identifiable output measures (milestones). Revenue is recognized when the customer accepts such milestones. Costs related to uncompleted milestones are deferred and included in other current assets, when applicable.

     Cost of Revenue
     ---------------

     Cost of revenue in the consolidated statements of operations is presented along with research and development costs and exclusive of amortization and depreciation shown separately.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the related assets, whichever is shorter.

     Capitalized lease assets are amortized over the shorter of the lease term or the service life of the related assets.

     Software Costs
     --------------

     Costs associated with the development of software products are generally capitalized once technological feasibility is established. Purchased software technologies are recorded at cost and software technologies acquired in purchase business transactions are recorded at their estimated fair value. Software costs are amortized using the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method over its estimated useful life. Amortization of software costs begins when products become available for general customer release. Costs incurred prior to establishment of technological feasibility are expensed as incurred and are included in "operations, research and development" in the accompanying consolidated statements of operations, and amount to $2,227,000 and $2,640,000 for the years 2004 and 2003, respectively.

    Impairment of Long-Lived Assets
    -------------------------------

     The Company reviews its long-lived assets, including capitalized software costs and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows. Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" became effective for the Company during 2002.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued
         ------------------------------------------

     Income Taxes
     ------------

     The Company accounts for income taxes using the liability method. The liability method requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates. Additionally, net deferred tax assets are adjusted by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

     Earnings per Share
     ------------------

     The Company displays earnings per share in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share include the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options, warrants and other potential stock issuances have not been considered in the computation of diluted earnings per share amounts since the effect of their inclusion would be anti-dilutive.

     Securities that could potentially dilute basic earnings per share ("EPS") in the future, that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of the following (shares are in thousands):

                                                                                             December 31,
                                                                                    --------------------------------
                                                                                         2004             2003
                                                                                    ---------------- ---------------
     Options to purchase common stock                                                         4,645            4,442
     Warrants to purchase common stock                                                        2,082              631
     Series A Convertible Preferred Stock                                                     1,347            1,347
                                                                                    ---------------- ---------------
              Total Potential Common Shares as of  December 31,                               8,074            6,420
                                                                                    ---------------- ---------------
     Issuances after December 31, 2004 through
      March 31, 2005
     Common stock                                                                                10
     Options to purchase common stock                                                            60
     Warrants to purchase common stock                                                          750
                                                                                    ----------------
                                                                                              8,894
                                                                                    ================

     Cash and Cash Equivalents
     -------------------------

     The Company considers all investments with original maturities of three months or less to be cash equivalents.

     Allowance For Doubtful Accounts
     -------------------------------

     The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

     Advertising and Promotional Costs
     ---------------------------------

     Advertising and promotional costs are reported in "Sales and marketing" expense in the consolidated statements of operations and are expensed as incurred. Advertising and promotional costs for the years ended December 31, 2004 and 2003 was $31,000 and $4,000, respectively.

     Reclassifications
     -----------------

     Certain reclassifications have been made to the consolidated financial statements shown for the prior year in order to have them conform to the current year's classifications.

     Concentrations and Fair Value of Financial Instruments
     ------------------------------------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. At December 31, 2004, the Company has cash investments of approximately $208,000 at one bank. Concentrations of credit risk with respect to accounts receivable are disclosed in Note 16. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded value.

     Use  of  Estimates
     ------------------

     In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Disclosures that are particularly sensitive to estimation include management's plans, as disclosed in Note 13. Actual results could differ from those estimates.

     New Accounting Pronouncements
     -----------------------------

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in SFAS No 123 as originally issued. SFAS No. 123R requires entities to recognize the cost of employee services in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide the service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No. 123R requires entities to initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of the award will be remeasured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123R is effective as of the beginning of the Company's fiscal year following December 15, 2005 (January 1, 2006). The adoption of SFAS No. 123R will have no effect on the Company's consolidated cash flows or financial position but will have an adverse effect on the Company's consolidated results of operations.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued

     New Accounting Pronouncements, continued
     -----------------------------

     In December 2004, the FASB issued FAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." This Statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. This Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

     In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued

     New Accounting Pronouncements, continued
     -----------------------------


     In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

     Stock Options and Similar Equity Instruments
     --------------------------------------------

     At December 31, 2004, the Company had five stock-based employee plans, which are described more fully in Note 10. As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (in thousands, except per share data):

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - Significant Accounting Policies, continued
         -------------------------------

     Stock Options and Similar Equity Instruments, continued
     ---------------------------------------------

     As discussed in Note 2, FAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. The effect of expensing stock options on the Company's results of operations using a Black-Scholes option-pricing model is presented in the following pro forma table:

                                                                            2004              2003
                                                                      ---------------- -----------------
     Net loss attributable to common shareholders
     As reported                                                         $(1,999)         $(5,538)
     Add:  Stock-based employee compensation expense included in
     reported net loss                                                        --                4
     Less:  Stock-based employee compensation expense determined
     under fair value-based method for all awards                           (929)          (1,513)
                                                                      ---------------- -----------------
     Pro forma                                                           $(2,928)         $(7,047)
                                                                      ================ =================
     Basic and diluted net loss per share
     As reported                                                          $(0.46)          $(1.39)
                                                                      ================ =================
     Pro forma                                                            $(0.68)          $(1.77)
                                                                      ================ =================

     The fair value of Company common stock options granted to employees are estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 68.1% to 75.5% in 2004 and 62.7% to 72.3% in 2003 (2) risk-free interest rates of 4.8% in 2004 and 2003 and (3) expected lives of 5.0 years in 2004 and 2003.


NOTE 3 - Discontinued Operations
         -----------------------

     Platinum Communications, Inc.
     -----------------------------

     In 2001, the Company and Platinum Communications, Inc. ("Platinum") completed a merger under an Agreement and Plan of Merger ("Merger
     Agreement"). Under the Merger Agreement, a newly formed wholly owned subsidiary of the Company acquired all of the outstanding common stock of Platinum. The purchase price of Platinum approximated $340,000, which consisted of $50,000, and 66,667 shares of common stock (valued at $138,000, based on the quoted market price at the time of the acquisition) and $93,000 of acquisition costs. The Company issued an additional 46,667 shares of its common stock and placed them in escrow (a portion of which is not reflected as outstanding common stock), that were scheduled to be released to the former shareholders of Platinum, subject to certain performance provisions (as defined), in various increments through April 2004; 15,556 shares were earned and were issued effective December 31, 2001, valued at $20,000, and 15,556 shares were earned and were issued effective December 31, 2002, valued at $39,000. Both issuances are additive to the cost of the acquisition. In addition, two key employees of Platinum entered into three-year employment agreements with the Company, with an aggregate base compensation of $300,000 per annum and options to purchase an aggregate of 20,000 shares of the Company's common stock vesting over three years, with an exercise price of $2.06, the fair market value on the date of the grant. In conjunction with the closing of the Platinum operations these employment agreements were terminated.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -  Discontinued Operations, continued
          -----------------------

     Platinum Communications, Inc., continued
     -----------------------------

     The acquisition was accounted for as a purchase and, accordingly, assets and liabilities were fair valued at the date of acquisition and the results of operations were included in the consolidated financial statements of the Company, commencing May 1, 2001.

     As a result of the lack of development of the Platinum business and to focus the Company's resources on its core business, in December 2003, the Company decided to close the operations of Platinum.

     Accordingly, the results of operations and the assets and liabilities of Platinum are presented as discontinued operations for both the current and prior period. The losses are reflected as loss from discontinued operations in the accompanying consolidated statements of operations. The following table reflects the results of the discontinued operations of Platinum for the years ended December 31, 2004 and 2003, respectively:

                                                                    2004              2003
                                                              ---------------- -----------------
                                                                        (In thousands)
       Revenue                                                $        --      $         441
                                                              ---------------- -----------------
       Income and (Costs and Expenses)
       -------------------------------
       Operations, research and development                            --               (656)
       Sales and marketing                                             --               (717)
       General and administrative                                      --               (201)
       Amortization and depreciation                                   --               (187)
       Other income - net                                             297                 --

       Costs associated with shut-down of operations:
       Impairment of fixed assets, net                                 --                (41)
       Impairment of software costs, net                               --               (311)
       Continuing lease obligations, net                               --               (220)
       Interest expense, net                                           (9)               (20)
                                                              ---------------- -----------------
       Total income and (costs and expenses)                          288             (2,353)
                                                              ---------------- -----------------
       Income (loss) from discontinued operations             $       288         $   (1,912)
                                                              ================ =================

     For the year ended December 31, 2004 the Company recognized income from the discontinued opeartions of $288,000 as a result of settling certain liabilities of the Platinum operation for less than the original obligation.

     Platinum has three lines of credit, which were assumed in connection with the Platinum acquisition. These lines have various expiration dates. One line has no expiration date and bears an interest rate of prime (4.75% at December 31, 2004) plus 1%, is collateralized by substantially all the assets of Platinum, and is personally guaranteed by one of the former officers of Platinum. The second line expired in May 2003 and bears an interest rate of 10%. The third line contains no expiration date and bears

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3  Discontinued Operations, continued
        -----------------------

     Platinum Communications, Inc., continued
     -----------------------------

     an interest rate of 16.74%. The total obligation under these three lines of credit as of December 31, 2004 is $71,000.

     The  following  table  reflects  the  assets  and   liabilities   from  the
     discontinued operations of Platinum as of December 31, 2004 and 2003:


                                                                                            December 31,
                                                                                       2004              2003
                                                                                  ---------------- -----------------
                                                                                           (In thousands)
                                               ASSETS
                                               ------

         Accounts receivable,  net of allowance of $-- and $46 in 2004 and 2003,
         respectively                                                                   $     --             $  5
         Other assets                                                                         --               42
                                                                                  ---------------- -----------------
                  Total Current Assets From Discontinued Operations                           --               47

                                                                                  ---------------- -----------------
                  Total Assets From Discontinued Operations                            $      --              $47
                                                                                  ================ =================


                                             LIABILITIES
                                             -----------


         Accounts payable and accrued expenses                                           $    41             $390
         Deferred revenue                                                                     --              180
         Current portion of long-term debt                                                    71               11
                                                                                  ---------------- -----------------
                  Total Current Liabilities from Discontinued
                   Operations                                                                112              581

         Long-Term Debt, Net of Current Portion                                               --               87
                                                                                  ---------------- -----------------
                  Total Liabilities From Discontinued Operations                           $ 112             $668
                                                                                  ================ =================

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - Accounts Receivable and Short-term Revolving Loans
         --------------------------------------------------

     The Company has an Accounts Receivable Purchase Agreement with a Bank, whereby the Company from time to time may assign some of their accounts receivable to the Bank on a full recourse basis. Upon specific invoice approval, an advance of 80% of the underlying receivable is provided to the Company. The remaining balance (20%), less an administrative fee of approximately 0.5% plus interest at the rate of 1 % per month, is paid to the Company once the customer has paid. Under the Agreement, the maximum amount of all assigned receivables outstanding at any time shall not exceed $1.5 million. The primary term of the agreement was for one year beginning October 2001, and continues until due notice of termination is given at any time by either party to the agreement. At December 31, 2004, the Company had assigned approximately $952,000 of accounts receivable to the Bank and received advances of $762,000 from the Bank.

     In May 2004, the Company entered into an Agreement with DIRI Rec Fund LLC (the "Rec Fund") whereby the Company may assign certain accounts receivable on a full recourse basis to the Rec Fund as security for advances (loans). The Rec Fund was established solely to advance funds to the Company upon the assignment of receivables. The Rec Fund is administered by a third party trustee. Certain shareholders of the Company and a Director of the Company, are the principal investors in the Rec Fund. Under the Agreement, the Company pays interest at the rate of one (1) percent per month on the maximum purchase amount (as defined in the agreement) of the Rec Fund and pays the administrative costs of the Rec Fund which approximate $12,000 per year. At December 31, 2004 the Company had outstanding advances of $250,000.


NOTE 5 - Prepaid Expenses and Other Current Assets
         -----------------------------------------

     Prepaid expenses and other current assets consist of the following:

                                                                     December 31,
                                                                2004             2003
                                                          ---------------- -----------------
                                                                    (In thousands)
       Prepaid expenses                                        $  239           $  181
       Employee notes and loans receivable                         23               34
                                                          ---------------- -----------------
                                                               $  262           $  215
                                                          ================ =================

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - Property and Equipment
         ----------------------

Property and equipment consist of the following:

                                                                                December 31,            Useful life
                                                                                                         in Years
                                                                            2004            2003
                                                                        -------------- --------------- --------------
                                                                               (in thousands)
       Computer equipment and purchased software                              $ 6,078        $ 5,738         3
       Furniture and fixtures                                                     446            446       5 - 7
       Automobile                                                                  30             30         3
                                                                        -------------- --------------- --------------
                                                                                6,554          6,214
       Less: accumulated deprecation and amortization                          (5,977)        (5,443)
                                                                        -------------- --------------
             Property and Equipment, Net                                      $   577        $   771
                                                                        ============== ==============


     Depreciation and amortization expense related to property and equipment for the years ended December 31, 2004 and 2003 was $534,000 and $686,000, respectively.


NOTE 7 - Accounts Payable and Accrued Expenses
         -------------------------------------

Accounts payable and accrued expenses consist of the following:

                                                                                           December 31,
                                                                                       2004             2003
                                                                                ----------------- ----------------
                                                                                         (in thousands)
       Trade accounts payable                                                           $  809         $  862
       Sales taxes payable                                                                 539            539
       Accrued payroll and benefits                                                        253            242
       Other accrued expenses                                                              485            605
                                                                                ----------------- ----------------
                                                                                        $2,086         $2,248
                                                                                ================= ================

NOTE 8 - Long-term Debt
         --------------
       Long-term debt consists of the following:

                                                                                          December 31,
                                                                                       2004             2003
                                                                                ----------------- ----------------
                                                                                         (in thousands)
       Lines of credit (a)                                                               $ 668             $ 736
       Capitalized lease obligations (b)                                                   239               186
                                                                                ----------------- ----------------
                                                                                           907               922
       Less: current portion                                                              (782)             (880)
                                                                                ----------------- ----------------
             Long-term debt, net of current portion                                      $ 125             $  42
                                                                                ================= ================


                                      F-20

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - Long-term Debt, continued
         --------------

     (a) In June 2003, the Company obtained a discretionary Line of Credit ("LoC") in the amount of $500,000 from JP Morgan Private Bank ("JPMC"). The LoC is guaranteed by Tall Oaks Group, LLC (an affiliate of Metropolitan, Note 9) and is repayable the earlier of demand or June 30, 2005. The LoC permitted two forms of draw down; one based upon prime rate, the second based upon LIBOR. In July 2003, the Company elected to draw down $500,000 applying the terms and conditions set forth for LIBOR. The interest rate is the JPMC reserve adjusted LIBOR plus 2.30%. As of December 31, 2004, the balance outstanding was $500,000 and the applied interest rate was 4.15%.

          Also in 2003, the Company obtained, and fully drew upon, a second line of credit from Sterling National Bank ("Sterling") in the amount of $250,000. The line is guaranteed by the Company's chairman, secured by the assets of the Company and carries an interest rate of 7%. Repayments are calculated monthly at 2.778% of the outstanding balance, plus finance charges, and continue until the line is fully paid. At December 31, 2004, the Company had an outstanding balance of approximately $168,000 under the line of credit.

     (b) The Company has equipment under capital lease obligations expiring at various times through 2006. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.

          As of December 31, 2004 minimum future lease payments under these capital leases are:

                                              Year Ending
                                              December 31,                          Amount
                             ----------------------------------------------- ---------------------
                                                                                 (in thousands)
                                                  2005                               $   137
                                                  2006                                    92
                                                  2007                                    36
                                                  2008                                    11
                                                                                     -------
                                      Total minimum lease payments                       276

                             Less: amounts representing interest                         (37)
                                                                                     -------
                                       Net minimum lease payments                    $   239
                                                                                     =======

          The interest rates  pertaining to these capital leases range from 5.0%
          to  17.2%,   and  the  net  book  value  of  the  related   assets  is
          approximately $207,000 as of December 31, 2004.

NOTE 9 - Shareholders' Equity (Deficiency)
         ---------------------------------

Preferred Stock
---------------

Year Ended December 31, 2004
----------------------------

          In 2004 the Board of Directors authorized the sale of up to 1,500 shares of Series D Redeemable Preferred Stock ("Series D Preferred") at $1,000 per share. The holders of Series D Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on April 1, 2006. The holders of Series D Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series A, B and C Preferred Stock. As of December 31, 2004, 100 shares of Series D Preferred had been

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - Shareholders' Deficiency, continued
         ------------------------

Preferred Stock, continued
---------------

Year Ended December 31, 2004, continued
----------------------------

     sold and the Company received proceeds of $100,000. The buyer was issued warrants to purchase 90,909 common shares at an exercise price of $2.03 per share in conjunction with the sale. At December 31, 2004 there were $2,000 of dividends accrued and unpaid for Series D Preferred Holders.

     In 2004, the Board authorized the sale of an additional 500 shares of its non-voting Series C Redeemable Preferred Stock ("Preferred Stock - C"). The holders of Preferred Stock - C are entitled to dividends at the rate of 9-% per annum, payable quarterly in arrears beginning October 1, 2005. The Company has the option to redeem issued shares of Preferred Stock - C, in whole or in part, at any time, with the redemption price equal to the purchase price plus accrued and unpaid dividends. For each share of Preferred Stock - C purchased, each investor received a Warrant to purchase the number of shares of the Company's common stock equal to the exchange ratio of $1,000 of price per share ("Price Per Share") divided by 123% of the closing price per share of the Company's common stock on the trading day immediately prior to the date of issuance of the Warrant. During 2004 the Company sold 1,410 shares of Preferred Stock C for proceeds of $1,410,000, and issued 1,159,629 warrants in connection with the issuance. Metropolitan was issued 200,000 warrants with an exercise price of $2.125 to purchase common stock of the Company for services in connection with the transaction. As of December 31, 2004, 1,990,779 warrants are outstanding in connection with the issuances of Preferred Stock C. The warrants expire in 2008 and 2009 and have exercise prices ranging from $0.86 to $2.13 per common share. The proceeds were used for working capital purposes. As of December 31, 2004, approximately $158,000 in dividends is accrued for the Preferred Stock - C holders.

     During 2002 and 2003, the Company sold Series A Convertible Preferred Stock ("Series A Preferred") to Metropolitan Venture Partners II, L.P. ("Metropolitan"), a private equity investment firm. Each share of Series A Preferred is convertible into 10 shares of common stock of the Company. The holders of the Series A Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9-% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. Holders have certain demand and piggyback registration rights for the Common Stock issuable upon conversion of the Series A Preferred. The payment of the first dividend was originally scheduled for September 25, 2004, however, the Company and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, the Company agreed to pay the Holders a premium of 7.5% of the dividend. In May 2004, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on February 1, 2005 until February 1, 2006. In the event the Company elects to pay the dividend on February 1, 2006 the Holders would receive a premium of $129,000. Also, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on September 25, 2005 until February 1, 2006. In the event the Company elects to pay this dividend on February 1, 2006 the Holders would receive a premium of $41,000. In the event the Company does not elect to defer the payment of the dividend the Company agreed to pay the Holders a premium of $13,000. At December 31, 2004 there were $781,000 of dividends accrued and unpaid for Series A Preferred Holders.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - Shareholders' Equity (Deficiency), continued
         ----------------------------------

     In 2003, the Company's Board of Directors approved the exchange of certain outstanding debt for Non- Voting Series B Redeemable Preferred Stock ("Preferred Stock - B") at the Price Per Share (see discussion below). As of December 31, 2004, approximately $157,000 in dividends are payable to the Preferred Stock - B holders.

     Year Ended December 31, 2003
     ----------------------------

     In December 2003, the Company's Board of Directors authorized the sale of up to 1,500 shares of its Preferred Stock - C. During December 2003, the Company sold 590 shares of the Preferred Stock - C in consideration for $590,000 less fees and expenses of $60,000 to Metropolitan and certain board members and an executive officer of the Company. As of December 31, 2003, approximately $3,000 in dividends was accrued for the Preferred Stock
     - C holders. As of December 31, 2003, 631,151 warrants were outstanding in connection with the issuances of Preferred Stock C. The warrants expire in 2008 and 2009 and have exercise prices ranging from $0.93 to $1.11 per common share. The proceeds were used for working capital purposes.

     In June 2003, the Company's Board of Directors approved the exchange of $974,000 of outstanding debt owed to its Chairman and current Chief Executive Officer, Markus & Associates (an affiliate of SJ, Note 12) and Tall Oaks Group, LLC (an affiliate of Metropolitan) for 974 shares of Preferred Stock - B at the Price Per Share. The Preferred Stock - B was issued as follows:

     -- 266 shares were exchanged for $266,000 of debt obligation to the Company's Chairman and current Chief Executive Officer;

     -- 208 shares were exchanged for $208,000 of debt obligation to Markus & Associates; and

     -- 500 shares were exchanged for $500,000 of debt obligation to Tall Oaks Group, LLC.

     Each of the Preferred Stock - B shares is entitled to mandatory dividends, payable quarterly, commencing on the first day of the calendar quarter after the date of issuance, at the rate of 12% per annum. Additionally, the Preferred Stock - B shares are redeemable, at the sole option of the Company, on or after March 31, 2005 (or prior to March 31, 2005 with the consent of majority-in-interest holders of Preferred Stock - B shares). Upon redemption, the holders of the Preferred Stock - B shall be entitled to receive, for each share of Preferred Stock - B outstanding, an amount equal to the price per share plus accrued and unpaid dividends. As of December 31, 2003, approximately $29,000 in dividends were payable to the Preferred Stock - B holders.

     In June 2003, the Company sold 17,857 shares of its Preferred Stock - A in consideration for $250,000 less fees and expenses of $5,000 to Metropolitan. As of December 31, 2003, $350,000 in dividends were payable to the Holders.

     Common Stock
     ------------

     Year Ended December 31, 2004
     ----------------------------

     During 2004, the Company issued 466,611 unregistered shares of common stock as follows:

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - Shareholders' Equity (Deficiency), continued
         ---------------------------------

     Common Stock, continued
     -------------

     Year Ended December 31, 2004, continued
     ----------------------------

     -- 15,000 shares of common stock valued at $12,000 pursuant to an employment agreement with the Company's Chief Executive Officer as follows: 5,000 shares valued at $4,000 for services for the quarter ended March 31, 2004, and 10,000 shares valued at $8,000 for services rendered and costs recorded in the year 2003.

     -- 82,509 shares valued at $75,000 to directors for service on the Board of Directors and Committees of the Board for services rendered and accrued during 2003.

     -- 111,752 shares valued at $139,000 to directors for service on the Board of Directors and Committees of the Board for the year 2004;

     -- 35,000 shares valued at $26,000 to an employee for services rendered and accrued during 2003;

     -- 27,027 shares of non-vested common stock valued at $50,000 to an employee of the Company pursuant to an employment agreement. The shares vest ratably through November 29, 2005;

     -- 182,700 shares valued at $148,000 to consultants for services rendered and accrued in 2003.

     -- 6,666 shares valued at $13,000 to consultants for services rendered in 2004;

     -- 5,957 shares valued at $10,000 to employees for services rendered in 2004;

     Year Ended December 31, 2003
     ----------------------------

     During the year ended December 31, 2003, the Company issued 114,347 shares of its common stock and compensatory options to purchase 9,000 shares of its common stock as detailed below:

     -- Issued 69,347 net shares of its common stock as payment of certain consulting expenses, valued at $77,000.

     -- The Company granted 9,000 options to purchase shares of its common stock to three employees of the Company. The options vest in one-third increments on the date of issuance, December 31, 2003 and June 30, 2004. The options have an exercise price of $1.30 per share and have an intrinsic value of $4,000.

     -- In January 2003, the Company entered into an employment agreement with its Chief Executive Officer, which expires in January 2005. As part of the compensation, the Chief Executive Officer will receive 60,000 shares of the Company's common stock that vest ratably over the first twelve months of the agreement. During 2003, the Company issued 45,000 shares of its common stock valued at $54,000 under this agreement.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - Shareholders' Equity (Deficiency), continued
         ---------------------

     Stock Option Plans
     ------------------

     In April 2003, the Company's Board of Directors authorized and adopted the 2003-A Stock / Stock Option Plan whereby 975,000 shares of its common stock were reserved for issuance under the Plan. The plan was adopted by the stockholders at our annual meeting in May 2003. The 2003-A Plan is also divided into two separate equity programs: an option grant program and a stock issuance program. As with the 2003 Plan, under the stock issuance program of the 2003-A Plan, the purchase price per share is fixed by the Board of Directors or compensation committee but cannot be less than the fair market value of the common stock on the issuance date. As of December 31, 2004, there are 16,000 shares available to be issued pursuant to this plan.

     In 2004, the Company's Board of Directors authorized and adopted the 2004 Stock / Stock Option Plan whereby 1,200,000 shares of its common stock were reserved for issuance under the Plan. The 2004 Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Under the stock issuance program, the purchase price per share is fixed by the Board of Directors or compensation committee but cannot be less than the fair market value of the common stock on the issuance date. As of December 31, 2004, there are 1,030,000 shares available to be issued pursuant to this plan.

     The Company grants options under multiple stock-based compensation plans that do not differ substantially in the characteristics of the awards. The following is a summary of stock option activity for 2004 and 2003, relating to all of the Company's common stock plans (shares are in thousands):

                                                                       Weighted
                                                                        Average
                                                                       Exercise
                                                    Shares              Price
                                               ------------------ ------------------
     Outstanding at January 1, 2003                  2,259             $  2.13

      Granted                                        2,327                1.15
      Exercised                                         --                 --
      Forfeited                                       (144)               1.93
                                               -----------
     Outstanding at December 31, 2003                4,442                1.63

      Granted                                          350                1.63
      Exercised                                         --                 --
      Forfeited                                       (147)               1.60
                                               -----------
     Outstanding at December 31, 2004                4,645                1.63
                                               ===========
     Exercisable at December 31, 2004                3,692                1.65
                                               ===========

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Shareholders' Equity (Deficiency), continued
         --------------------

     Stock Option Plans, continued
     -------------------

     The following table summarizes stock option information as of December 31, 2004.

                                                     Options Outstanding
     ------------------------- ------------------------------ ----------------------- ---------------------------
         Exercise Prices               Number Outstanding           Contractual Life        Options Exercisable
     ------------------------- ------------------------------ ----------------------- ---------------------------
     $0.75                                           665,000              3.97 years                     665,000
     $0.76 to $1.10                                  598,000              2.93 years                     508,000
     $1.16                                           800,000              3.16 years                     560,000
     $1.20 to $1.63                                  901,000              1.77 years                     762,000
     $1.75 to $2.19                                1,575,000              2.67 years                   1,091,000
     $11.25                                          106,000              0.41 years                     106,000
                                                   ---------              ----------                   ----------
     Total                                         4,645,000              2.75 years                   3,692,000
                                                   =========              ==========                   =========

     A total of 1,130,000 and 23,000 shares of the Company's common stock are reserved for options, warrants and contingencies at December 31, 2004 and 2003, respectively.

     Total compensation costs recognized for stock option awards amounted to $ 0 and $4,000 for the years ended December 31, 2004 and 2003, respectively. Compensation cost represents the fair value of options granted to non-employees and the intrinsic value of options granted to employees.

NOTE 10 - Income Taxes
          ------------

     The following table summarizes components of the provision for (benefit from) current and deferred income taxes for the years ended December 31, 2004 and 2003:

                                                                                              December 31,
                                                                                        2004              2003
                                                                                   ---------------- -----------------
                                                                                            (in thousands)
       Current
         Federal                                                                     $         --        $(    108)
         State and other                                                                        5               --
                                                                                   ---------------- -----------------
             Total                                                                              5         (    108)
                                                                                   ---------------- -----------------
         Federal                                                                               --               --
         State and other                                                                       --               --
                                                                                   ---------------- -----------------
             Total                                                                             --               --
                                                                                   ---------------- -----------------
                  Provision for (benefit from) from Income Taxes                     $          5        $(    108)
                                                                                   ================ =================

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Income Taxes, continued
          ------------

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company's effective tax rate for financial statement purposes for the years ended December 31, 2004 and 2003:

                                                                                                December 31,
                                                                                           2004            2003
                                                                                     ----------------- --------------
       U.S. Federal statutory tax rate                                                       35.0%            35.0%
       Permanent items                                                                       (2.7)            (0.8)
       Other                                                                                  0.7              6.1
       Increase in valuation allowance                                                      (33.4)           (38.3)
                                                                                     ----------------- --------------
                                                                                             (0.4)%            2.0%
                                                                                     ================= ==============

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:

                                                                                               December 31,
                                                                                            2004             2003
                                                                                     ----------------- ----------------
                                                                                              (in thousands)
       Deferred tax assets
         Net operating loss carryforwards                                                  $ 28,465        $ 27,966
         Tax credit carryforward                                                                733             733
         Fixed and intangible assets                                                            130             200
         Deferred revenue                                                                       262             116
         Unrealized loss on securities                                                          577             577
         Discontinued operations accruals                                                        --             156
         Other                                                                                  104              96
                                                                                     ----------------- ----------------
                                                                                             30,271          29,844
       Valuation allowance                                                                  (30,271)        (29,844)
                                                                                     ----------------- ----------------
             Deferred tax assets                                                           $     0         $      0
                                                                                     ================= ================

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows:

     At December 31, 2004, the Company has federal and state net operating loss carryforwards ("NOLs") remaining of approximately $78 million and $33 million, respectively, which may be available to reduce taxable income, if any. These NOLs expire through 2024. However, Internal Revenue Code Section 382 rules limit the utilization of NOLs upon a change in control of a company. During 2004, the Company performed a preliminary evaluation as to whether a change in control had taken place. Management believes that there has been no change in control as such applies to Section 382. However, if it is determined that a change in control has taken place, either historically or in the future, utilization of its NOLs could be subject to severe limitations which could have the effect of eliminating substantially all of the future income tax benefits of the NOLs.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11  Related Party and Other Transactions, continued
         ------------------------------------

     S.J. & Associates, Inc., continued
     -----------------------

     In December 1999, the Company entered into an agreement with S.J. & Associates, Inc. (including its affiliates are collectively referred to as "SJ"), an advisor to the Company and its Board of Directors, for various services that provide for the following compensation:

     -- The Company entered into a consulting agreement with SJ initially terminating on May 31, 2007.

     -- Pursuant to the agreement, SJ is entitled to monthly compensation of $15,000. The Company will supply SJ an office/temporary living accommodations and reimbursement for auto leases at a cost not to exceed $9,900 per month. Pursuant to the agreement, SJ is entitled to a financing fee equal to 4% of the gross proceeds (or the gross transaction value) of any of the following events (i) financing(s) (either debt or equity), (ii) sale of the Company's stock, (iii) an acquisition made by the Company, and (iv) the sale of the Company or merger of the Company with another entity. SJ is also entitled to an annual bonus at the discretion of the Company's Board of Directors. With no further approval, SJ is entitled to be reimbursed for other expenses not to exceed $2,000 per month, plus other reasonable expenses upon approval. Upon completion of the initial term of the agreement, SJ will continue to provide consulting services for an additional 7 year period. Minimum compensation during this additional period is approximately $5,500 per month. During 2004 and 2003, the Company incurred $108,000 and $144,000, respectively, of consulting expenses with SJ. The consulting expense was paid in cash. In addition, SJ earned $80,000 of fees related to the sales and issuance of Series C Preferred stock and was reimbursed for other expenses in accordance with the consulting agreement.

     -- In 2003, the Company reduced its obligation to SJ relating to a restructuring plan from March of 2000 by $60,000. The amount was paid in cash.

NOTE 12 - Commitments and Contingencies
          -----------------------------

     Operating Leases
     ----------------

     Operating leases are primarily for office space, co-location, equipment and automobiles. At December 31, 2004, the future minimum lease payments under operating leases are summarized as follows:

                            Year Ending
                            December 31,               Amount
                  ------------------------------ ----------------
                                                   (in thousands)
                               2005                   $    499
                               2006                        335
                               2007                        308
                               2008                        219
                                                       -------
                               Total                    $1,361
                                                       =======

     Rent expense approximated $872,000 and $756,000 for the years ended December 31, 2004 and 2003, respectively.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Commitments and Contingencies, continued
          ------------------------------

     Employment Agreements
     ---------------------

     In December 2002, the Company's Chairman became the Company's Chief Executive Officer. In January 2003, the Company entered into an employment agreement with its Chief Executive Officer, which expires in January 2005. Compensation is as follows: 60,000 shares of the Company's common stock which vest ratably over the first year of the agreement, 240,000 options to purchase common stock of the Company at $2.02, vesting 50% on execution of the agreement and 50% ratably over the life of the contract, and $180,000 per annum plus a bonus at the discretion of the Board. Additionally, the Chief Executive Officer is entitled to be reimbursed for (1) all out-of-pocket expenses reasonably incurred by him in the performance of his duties, and (2) housing and office expenses not to exceed $10,000 per month. The Company extended its services agreement with its Chief Executive Officer on December 5, 2003. The agreement now expires August 24, 2007. The extended agreement calls for compensation of $15,000 per month and 360,000 options, vesting 7,500 per month for the term of the agreement (48 months), to purchase the Company's common stock at an exercise price of $1.16, the closing price of the Company's common stock on the date the agreement was effective. The agreement provides for reimbursement of reasonable out of pocket business expenses and further provides for living and travel expenses not to exceed $11,000 per month.

     The Company entered into an employment and consulting agreement with its President effective January 1, 2003. The agreement was amended on January 1, 2005. The employment term of the agreement expires June 30, 2005 and is followed by a consulting period which ends December 31, 2007. During the employment term compensation is based on an annual salary of $240,000. In addition the President received options to purchase 100,000 shares of the Company's common stock at $0.50 per share which vest ratably over a period of 26 months and an additional option to purchase 100,000 shares of the Company's common stock at market price on the date of grant which vest on an equal monthly basis over a period of 36 months. During the employment term and for 90 days thereafter the President may be reimbursed for reasonable out-of-pocket expenses and temporary living accommodations not to exceed $2,500 per month. During the employment term he also receives a transportation allowance of $600 per month and the cost for transportation to his home. During the consulting term of the agreement compensation will be $12,000 per month and duties during the consulting term include consultation with senior executives concerning the Company's respective businesses and operations.

     Defined Contribution Plan
     -------------------------

     The Company provides pension benefits to eligible employees through a 401(k) plan. Employer matching contributions to this 401(k) plan approximated $0 and $38,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 13 - Management's Liquidity Plans
          ----------------------------

     In order to meet cash needs and to achieve positive operating cash flows the Company has and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     In the second half of 2003 the Company embarked on a major cost reduction program, including among other things, staff reductions, pay rate reductions, and elimination of non-essential expenses. Principally as a result of this cost

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - Management's Liquidity Plans, continued
          -----------------------------

reduction program the Company reduced its operating costs for continuing operations, excluding costs for depreciation and amortization, in 2004 compared to 2003 by $1,594,000. The Company believes these cost reductions will continue to have a positive impact on its operating results. The Company notes that during 2004 it partially restored the pay rate reductions and further restored pay rate reductions in January 2005.

     -- As discussed above in December 2003 the Company closed the operations of its Platinum subsidiary. Platinum had experienced losses and had significant cash needs. This action has reduced operating costs approximately $1,700,000 from 2003 to 2004.

     -- The Company intends to raise additional capital through private equity offerings and borrowing. In 2004 the Company received net proceeds from the sale of Preferred Stock of $1,430,000. Also in 2004 the Company entered into an agreement with DIRI Rec Fund LLC, a corporation formed and funded to loan funds to the Company against accounts receivable, and received advances totaling $250,000 from Diri Rec Fund. Further, the Company intends to renew for a minimum of one year the $500,000 loan scheduled to mature on June 30, 2005 and the guarantors of this loan have consented to this extension (see Note 8).

     -- In March 2005 the Company closed a Bridge Loan financing with Sigma Capital Partners LLC and Metropolitan Venture Partners II, L.P. and received proceeds of $750,000 less legal fees of $55,000. (See Note
          18).

     -- The Company continues to strive to increase its revenue through offering custom engineering services, expanding and enhancing its existing product offerings such as IOL, and introducing new product offerings. In 2004 revenues from continuing operations increased $119,000 or 1.6% over revenues in 2003. In 2004 the Company entered into a new agreement to provide IOL services to a Fortune 500 company. Management anticipates that revenue from this new customer will continue to increase in 2005 and beyond-and expects to further broaden our customer base in 2005.

     -- The Company continues to expand its marketing efforts in order to increase its customer base. In this regard, in 2003, the Company became a business partner with IBM and through this relationship will work with IBM to achieve sales to new customers. The Company will continue to pursue similar channel partner opportunities. Also in the fourth quarter 2004 the Company employed a new sales and marketing executive and engaged an independent sales agent to further expand our sales efforts.

Management believes that our plans and new initiatives as discussed above will lead to positive cash flows and profitability. While the Company pursues these goals we also believe that our ability to raise additional capital through equity and debt placements will provide sufficient cash to meet cash requirements at least through December 31, 2005. There can be no assurance, however, that the Company will achieve its cash flow and profitability goals, or that it will be able to raise additional capital sufficient to meet its operating expenses or implement its plan. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - Consolidated Statements of Cash Flows
          -------------------------------------

Supplemental disclosure of cash flow information for the years ended December 31, 2004 and 2003 is summarized as follows:

                                                                                        Year ended December 31,
                                                                                        2004              2003
                                                                                  ----------------- ------------------
                                                                                            (in thousands)
     Interest paid                                                                       $308              $267
                                                                                        =====             =====
     Income taxes paid                                                                  $   5             $   1
                                                                                        =====             =====
     Non-cash  investing and financing  activities  for the years ended December
     31, 2004 and 2003 are summarized as follows:

                                                                                       Year Ended December 31,
                                                                                         2004            2003
                                                                                  --------------- ------------------
                                                                                           (in thousands)
      Dividends accrued and unpaid                                                        $  716          $  326
                                                                                          ======          ======
      Capitalized leases incurred                                                         $  226           $  38
                                                                                          ======          ======
      Conversion of long-term debt into 974 shares of Series B
           Redeemable Preferred Stock                                                     $   --            $974
                                                                                          ======          ======
      Issuance of 310,209 common shares in 2004
          for services and fees incurred in 2003                                          $  257          $   --
                                                                                          ======          ======

NOTE 15 - Products and Services
          ---------------------

     The Company and its subsidiaries currently operate in one business segment and have, during the years 2004 and 2003, provided two separate products:
     ASP Services and custom engineering services. Refer to Note 1 for a detailed description of these products and services.

                                                                                     Year Ended December 31,
                                                                                       2004           2003
                                                                                 -------------- ----------------
                                                                                        (in thousands)
       ASP fees                                                                        $4,580            $5,171
       Custom Engineering fees                                                          2,978             2,268
                                                                                       ------            ------
              Total Revenue                                                            $7,558            $7,439
                                                                                       ======            ======

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - Major Customers
          ---------------

     For the years ended December 31, 2004 and 2003, IBM accounted for 92.1% and 97.1% of theCompany's revenue, respectively. Accounts receivable from IBM amounted to $1,516,000 and $1,065,000, at December 31, 2004 and 2003,
     respectively. Loss of IBM as a customer would have a material adverse effect on the Company.

NOTE 17  Net Loss Per Share
         ------------------

     The following chart provides a reconciliation of information used in calculating the per share amounts:

                     (in thousands, except per share data)

                                                                                           Year Ended December 31,
                                                                                            2004             2003
                                                                                     ----------------- ----------------
       Numerator for loss per share:
         Loss from continuing operations before discontinued operations                    $ (1,571)       $ (3,270)
         Preferred stock dividends                                                             (716)           (356)
                                                                                     ----------------- ----------------
              Loss from continuing operations attributable to common
                Shareholders before discontinued operations                                $ (2,287)       $ (3,626)
                                                                                     ================= ================
              Denominator for loss per share*:                                                4,285           3,974
                                                                                     ================= ================
       Basic and diluted income (loss) per share:
         Loss from continuing operations attributable to common
          shareholders before discontinued operations                                        $(0.53)         $(0.91)
         Income (loss) from discontinued operations                                            0.07           (0.48)
                                                                                     ----------------- ----------------
              Net loss attributable to common shareholders                                   $(0.46)         $(1.39)
                                                                                     ================= ================

     * The effect of dilutive securities (stock options, Series A convertible preferred stock and warrants) have not been included herein as their inclusion would be anti- dilutive.


NOTE 18 - Subsequent Events
          -----------------

In March 2005, the Company entered into a Securities Purchase Agreement (the "Agreement") with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured Notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005, and payable quarterly in cash or common stock at the option of the Buyers. The Notes mature on the earlier to occur of (i) September 29, 2006, (ii) the date on which demand for payment of the loan payable to JPMorgan Chase Bank is made, and (iii) commencing May 13, 2005, the due date of the loan payable to JPMorgan Chase Bank pursuant to the Grid Demand Promissory Note, dated as of June 27, 2003, including if due on demand and whether or not demand for payment is actually made, as such due date may be extended. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 common shares of the Company. The exercise price of the warrants is $0.90 per share of common stock subject to adjustment on the occurrence of certain events as defined. Under the terms of the agreement, not later than August 30, 2005, the Company is required to file with the Securities and Exchange Commission a Registration Statement to register a number of common shares equal to the number of shares that would be issuable to the Buyers in payment of interest on the notes through the maturity date plus a number of

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - Subsequent Events (continued)
          -----------------


common shares issuable upon exercise of the warrants. Sigma has the right to lead a "Follow-on Financing" which is expected to be consummated within 45 days of the closing of the Note purchase. In the event that the Follow-on- Financing does occur the exercise price of the warrants issued in conjunction with the Note Purchase will be adjusted as agreed between the Company and the buyers. In the event the Follow-on- Financing is not consummated the exercise price of the warrants shall be $0.01 per common share.

                    DIRECT INSITE CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2005 AND December 31, 2004
                        (In thousands, except share data)

                                                                                 September 30,         December 31,
                                                                                      2005                 2004
                                                                              --------------------- --------------------
                                                                                  (Unaudited)            (Audited)
ASSETS
Current assets
  Cash and cash equivalents                                                   $               65    $             306
  Accounts receivable, net of allowance for doubtful accounts of
   $2 in 2005 and 2004                                                                     1,647                1,871
  Prepaid expenses and other current assets                                                  160                  262
  Assets from discontinued operations                                                          1                   --
                                                                              ------------------    -----------------
       Total current assets                                                                1,873                2,439

Property and equipment, net                                                                  494                  577
Deposits                                                                                     272                  265
Other assets                                                                                  17                   20
                                                                              ------------------    -----------------
         TOTAL ASSETS                                                          $           2,656    $           3,301
                                                                              ==================    =================
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities
  Accounts payable and accrued expenses                                        $           1,384    $           1,526
  Taxes payable                                                                              602                  560
  Short-term revolving loans                                                                 523                1,012
  Notes payable, net of discount                                                             527                   --
  Dividends payable, current                                                               1,578                  376
  Current portion of long-term debt                                                          734                  782
  Deferred revenue                                                                           115                  623
  Liabilities from discontinued operations                                                    68                  112
                                                                              ------------------    -----------------
       Total current liabilities                                                           5,531                4,991

Long term debt, net of current portion
                                                                                              85                  125
Dividends payable, net of current portion                                                      9                  722
                                                                              ------------------    -----------------
       Total liabilities                                                                   5,625                5,838
                                                                              ------------------    -----------------
Commitments and contingencies

Shareholders' deficiency
  Preferred stock, $0.0001 par value; 2,000,000 shares authorized;
    Series A Convertible Preferred, 134,680 issued and outstanding in 2005 and 2004; liquidation preference of $2,750,000 in 2005 and
    2004                                                                                     --                    --
    Series B Redeemable Preferred, 974 shares issued and outstanding
    in 2005 and 2004; liquidation preference of $974,075 in 2005 and 2004                    --                    --
    Series C Redeemable Preferred, 2,000 shares issued and outstanding in 2005 and 2004; liquidation preference of $2,000,000 in 2005 and 2004
    Series D Redeemable Preferred, 100 shares issued and outstanding in 2005 and 2004; liquidation preference of $100,000 in 2005 and 2004
  Common stock, $0.0001 par value; 50,000,000
    shares authorized in 2005 and 2004;
    4,972,955 and 4,547,013 shares issued in 2005 and 2004,
    respectively; and 4,933,028 and 4,507,086 shares outstanding
    in 2005 and 2004, respectively                                                          --                    --
  Additional paid-in capital                                                            113,314               112,484
  Unearned compensation                                                                    (157)                  (50)
  Accumulated deficit                                                                  (115,798)             (114,643)
                                                                              ------------------    -----------------
                                                                                         (2,641)               (2,209)
                                                                              ------------------    -----------------
  Common stock in treasury, at cost  - 24,371 shares                                       (328)                 (328)
                                                                              ------------------    -----------------
        Total shareholders deficiency                                                    (2,969)               (2,537)
                                                                              ------------------    -----------------
          TOTAL LIABILITIES AND SHAREHODERS' DEFICIENCY                       $           2,656     $           3,301
                                                                              ==================    =================

See notes to condensed consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                        (In thousands, except share data)

                                                               Three Months Ended              Nine Months Ended
                                                               ------------------              -----------------
                                                                  September 30,                  September 30,
                                                                  -------------                  -------------
                                                               2005           2004            2005           2004
                                                          --------------- -------------- --------------- --------------
   Revenue from continuing operations                     $       2,512   $       1,598  $       6,910   $       5,421
                                                          --------------- -------------- --------------- --------------
   Costs and expenses
     Operations, research and development                         1,032             868          3,079           2,632
     Sales and marketing                                            516             386          1,547           1,201
     General and administrative                                     794             694          2,266           2,098
     Amortization and depreciation                                   95             131            324             415
                                                          --------------- -------------- --------------- --------------
                                                                  2,437           2,079          7,216           6,346
                                                          --------------- -------------- --------------- --------------
   Operating income (loss)                                           75            (481)          (306)           (925)

   Other expenses
     Interest expense, net                                          148              77            348             223
     Other expense                                                   --            ----             --              33
                                                          --------------- -------------- --------------- --------------
   Loss before provision for income taxes                           (73)           (558)          (654)         (1,181)

   Provision for income taxes                                         1               1              2               5
                                                          --------------- -------------- --------------- --------------
   Loss from continuing operations                                  (74)           (559)          (656)         (1,186)

   (Loss) income from discontinued operations                        (2)             (2)           (10)            260
                                                          --------------- -------------- --------------- --------------
   Net loss                                                         (76)           (561)          (666)           (926)
   Preferred stock dividends                                       (164)           (161)          (489)           (459)
                                                          --------------- -------------- --------------- --------------
   Net loss attributable to
        common shareholders                               $        (240)  $        (722) $      (1,155)  $      (1,385)
                                                          =============== ============== =============== ==============
   Basic and diluted loss per share:
     Basic and diluted loss from continuing operations    $       (0.05)  $       (0.17) $       (0.25)  $       (0.39)
     Basic and diluted income from discontinued
     operations                                                      --              --             --            0.06
                                                          --------------- -------------- --------------- --------------
   Basic and diluted loss  per share                      $       (0.05)  $       (0.17) $       (0.25)  $       (0.33)
                                                          =============== ============== =============== ==============
   Basic and  diluted  weighted  average  common  shares
   outstanding                                                    4,679           4,356          4,600           4,243
                                                          =============== ============== =============== ==============

See notes to condensed consolidated financial statements

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004
                      (in thousands, except per share data)

                                                                                         For the nine months ended
                                                                                                September 30,
                                                                                           2005              2004
                                                                                     ----------------- ------------------
Cash flows from operating activities
 Loss from continuing operations                                                       $        (656)    $      (1,186)
 Adjustments to reconcile loss from continuing operations
  to net cash used in continuing operations:
   Amortization and depreciation:
     Property and equipment                                                                      324               413
     Discount on debt                                                                             99                --
     Other                                                                                        --                 2
    Common stock, warrants and options issued for services                                       342                 4
    Amortization of unearned compensation                                                         58                --

  Changes in operating assets and liabilities:
    Accounts receivable                                                                          224               (74)
    Prepaid expenses and other current assets                                                    102                31
    Deposits and other assets                                                                     (6)               14
    Accounts payable, accrued expenses and other current liabilities                             (99)              (87)
    Deferred revenue                                                                            (508)              (96)
                                                                                       --------------   --------------
       Net cash used in continuing operations                                                   (120)             (979)
                                                                                       --------------   --------------
  Cash flows from discontinued operations
  (Loss) income from discontinued operations                                                     (10)              260
  Change in:
    Assets and liabilities from discontinued operations                                          (45)             (468)
                                                                                       --------------   --------------
       Net cash used in discontinued operations                                                  (55)             (208)
                                                                                       --------------   --------------
       Net cash used in operating activities                                                    (175)           (1,187)
                                                                                       --------------   --------------
Cash flows from investing activities
 Expenditures for property and equipment                                                        (196)              (90)
                                                                                       --------------   --------------
       Net cash used in investing activities                                                    (196)              (90)
                                                                                       --------------   --------------
Cash flows from financing activities
 Proceeds from sales of preferred stock                                                           --             1,410
 (Repayments) advances from short-term revolving loans, net                                     (489)              130
 Proceeds from short-term notes                                                                  750                --
 Repayments of long-term debt                                                                   (131)             (198)
                                                                                       --------------   --------------
       Net cash provided by financing activities                                                 130             1,342
                                                                                       --------------   --------------
Net (decrease) increase in cash and cash equivalents                                            (241)               65

Cash and cash equivalents - beginning of period                                                  306                75
                                                                                       --------------   --------------
Cash and cash equivalents - end of period                                              $          65    $          140
                                                                                       ==============   ==============
Cash paid during the periods for:


Interest                                                                               $         248    $          219
                                                                                       ==============   ==============
Non-cash investing and financing activities:

Debt discount on notes payable                                                         $         322    $            -
                                                                                       ==============   ==============
Equipment acquired with lease financing                                                $          43    $          226
                                                                                       ==============   ==============

See notes to condensed consolidated financial statements.

                      DIRECT INSITE CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004


1.   Interim Financial Information

     The condensed consolidated balance sheet as of September 30, 2005, and the condensed consolidated statements of operations and cash flows for the three and nine month periods ended September 30, 2005 and 2004, have been prepared by the Company and are not audited. These interim financial statements include all adjustments which management considers necessary for a fair presentation of the financial statements and consist of normal recurring items. The results of operations for the three and nine month periods ended September 30, 2005, are not necessarily indicative of results that may be expected for any other interim period or for the full year.

     These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2004 included elsewhere in this filing. The accounting policies used in preparing these unaudited condensed consolidated financial statements are consistent with those described in the December 31, 2004 consolidated financial statements.


2.   The Company

     Direct Insite Corp. and subsidiaries (the "Company"), primarily operate as an application service provider ("ASP"), that markets an integrated transaction based "fee for service" offering called Invoices On-Line (IOL), an electronic invoice presentment and payment (EIP&P) service that processes high volumes of transactional data for invoice presentment purposes delivered via the Internet on a global basis.

     The Company also provides additional service offerings in the form of its patented dbExpress TM technology, a management information tool that allows users to visually data mine large volumes of transactional data via the Internet. A complete Internet Customer Care tool set integrated with the EIP&P product set is also available. The Company operates data centers located at its main office in Bohemia, N.Y. and in an IBM co-location facility in Newark, NJ.

     Management's liquidity plans are discussed in Note 9. Also, as described in
     Note 8, the Company has two customers that accounted for approximately 67.7% and 29.8%, respectively, of the Company's revenue for the nine month period ended September 30, 2005. Loss of either of these customers would have a material adverse effect on the Company.

     Stock Options and Similar Equity Instruments
     --------------------------------------------

     As permitted under Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting "for Stock-Based Compensation-Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretations including FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (in thousands, except per share data):

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


2.   The Company (continued)

                                                                     Three Months Ended         Nine Months Ended
                                                                       September 30,              September 30,
                                                                --------------------------- -------------------------
                                                                    2005          2004           2005         2004
                                                                ------------ -------------- ------------- -----------
     Net loss attributable to common shareholders
      As reported                                                 $   (240)    $   (722)      $   (1,155)     (1,385)
      Add: Stock-based compensation expense included
       in net loss attributable to common shareholders                   1                             7
                                                                         -                             -
      Less:  Stock-based employee compensation
       expense determined under fair value-based
       method for all awards                                          (238)         (48)            (685)       (493)
                                                                  ----------   ---------       ----------   ---------
      Pro forma                                                   $   (477)    $   (770)       $  (1,833    $ (1,878)
                                                                  ==========   =========       ==========   =========
     Basic and diluted net loss per share
      As reported                                                 $  (0.05)    $  (0.17)          $(0.25)     $(0.33)
                                                                  ==========   =========       ==========   =========
      Pro forma                                                   $  (0.10)    $  (0.18)          $(0.40)     $(0.44)
                                                                  ==========   =========       ==========   =========

     The fair value of Company common stock options granted to employees are estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility ranging from 71.4% to 72.6% in 2005 and 68.1% to 69.5% in 2004, (2) risk-free interest rates ranging from 4.00% to 4.50% in 2005 and 4.00% in 2004 and (3) expected lives of 4.50 years in 2005 and ranging from 4.80 to 5.25 years in 2004.


3.   Reclassifications

     Certain reclassifications have been made to the condensed consolidated financial statements shown for the prior period in order to have it conform to the current period's classifications.


4.   Discontinued Operations

     In 2001, the Company and Platinum Communications, Inc. ("Platinum") completed a merger under an Agreement and Plan of Merger ("Merger Agreement"). Under the Merger Agreement, a newly formed wholly owned subsidiary of the Company acquired all of the outstanding common stock of Platinum. As a result of the lack of development of the Platinum business and to focus the Company's resources on its core business, in December 2003, the Company decided to close the operations of Platinum. Accordingly, the results of operations and the assets and liabilities of Platinum are presented as discontinued operations for both the current and prior period. The income is reflected as income from discontinued operations in the accompanying condensed consolidated statements of operations. The following table reflects the results of the discontinued operations of Platinum for the three and nine month periods ended September 30, 2005 and 2004, respectively:

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


4.   Discontinued Operations (continued)

                                                       Three Months Ended                Nine Months Ended
                                                           September 30                      September 30
                                                       2005             2004            2005             2004
                                                       ----             ----            ----             ----
          Costs and Expenses
          ------------------
          General and administrative                $       --      $       --       $       (4)    $        --

           Other income  - net                              --              --               --             267
           Interest expense, net                            (2)             (2)              (6)             (7)
                 (Loss) income from                 ----------      ----------        ---------       ---------
                 discontinued operations            $       (2)     $       (2)       $     (10)      $     260
                                                    ==========      ==========        =========       =========

     At September 30, 2005, the discontinued operation had $1,000 in assets. The liabilities of the discontinued operation at September 30, 2005 include loans payable totaling $49,000, and accounts payable and accrued liabilities of $19,000.

5.   Accounts Receivable and Revolving Loans

     The Company has an Accounts Receivable Purchase Agreement with a Bank, whereby the Company from time to time may assign some of their accounts receivable to the Bank on a full recourse basis. Upon specific invoice approval, an advance of 80% of the underlying receivable is provided to the Company. The remaining balance (20%), less an administrative fee of approximately 0.5% plus interest at the rate of 1-1/2% per month, is paid to the Company once the customer has paid. The maximum amount of all assigned receivables outstanding at any time shall not exceed $1.5 million. The initial term of the agreement was for one year, and continues until due notice of termination is given at any time by either party to the agreement. At September 30, 2005, the Company had assigned approximately $654,000 of accounts receivable to the Bank and received advances of $523,000.

     In May 2004, the Company entered into an Agreement with DIRI Rec Fund LLC (the "Rec Fund") whereby the Company may assign certain accounts receivable on a full recourse basis to the Rec Fund as security for advances (loans). The Rec Fund was established solely to advance funds to the Company upon the assignment of receivables. The Rec Fund is administered by a third party trustee. Certain shareholders of the Company and a Director of the Company are the principal investors in the Rec Fund. Under the Agreement, the Company pays interest at the rate of one (1) percent per month on the maximum purchase amount (as defined in the agreement) of the Rec Fund and pays the administrative costs of the Rec Fund which approximate $12,000 per year. At September 30, 2005 the Rec Fund had a total principal available for assignment of $250,000 and the Company had no outstanding advances from the Rec Fund, resulting in $250,000 available under the agreement.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

6.   Debt

     Notes payable
     -------------

          At September 30, 2005 notes payable consist of the notes as described below of $750,000 less debt discount of $223,000.

          In March 2005, the Company entered into a Securities Purchase Agreement (the "Agreement") with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured Notes (the "Note Purchase") in the aggregate amount of $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005, and are payable quarterly in cash or common stock at the option of the Buyers. The Notes mature on the earlier to occur of (i) September 29, 2006, or (ii) the date on which demand for payment of the loan payable to JPMorgan Chase Bank is made. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 common shares of the Company. The exercise price of the warrants is $0.01 per share of common stock. The Company recorded a debt discount of $322,000 (as adjusted for the change in the exercise price) which is being amortized over the life of the loan. Amortization for the nine months ended September 30, 2005 was $99,000 and is recorded as interest expense. Under the terms of the agreement, on September 1, 2005 the Company filed with the Securities and Exchange Commission a Registration Statement to register a number of common shares equal to the maximum number of shares that would be issuable to the Buyers in payment of interest on the notes through the maturity date plus a number of common shares issuable upon exercise of the warrants. Sigma had an exclusive right to lead a
          "Follow-on-Financing" for 45 days following the closing and the Company had granted Sigma additional time. In the event that the Follow-on-Financing had occured the exercise price of the warrants issued in conjunction with the Note Purchase would have been adjusted as agreed between the Company and the buyers. The Follow-on-Financing was not consummated; as such, the exercise price of the warrants is $0.01 per common share which resulted in an increase in the debt discount from $258,000 to $322,000.

     Long-term debt
     --------------

     Long-term debt consists of the following (in thousands):

                                                                September 30,        December 31,
                                                                    2005                 2004
                                                             -------------------- --------------------
Lines of credit (a)                                                $    631            $     668
Capitalized lease obligations (b)                                       188                  239
                                                                   --------            ---------
                                                                        819                  907
Less current portion                                                   (734)                (782)
                                                                   --------            ---------
Long-term debt, net of current portion                             $     85            $     125
                                                                   ========            =========

(a) In June 2003, the Company obtained a discretionary Line of Credit ("LoC") in the amount of $500,000 from JP Morgan Private Bank ("JPMC") and this LoC was renewed in June 2005. The LoC is guaranteed by Tall Oaks Group, LLC, an affiliate of MetVP, and is repayable on the earlier of demand or June 30, 2007. In July, 2005, the guarantors were issued 500,000 warrants, with a fair value of approximately $142,000, to purchase common shares of the Company at an exercise price of $1.00 per share (see Note 7). The fair

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

6.   Debt (continued)

     Long-term debt, continued
     --------------

     value of the warrants is recorded as unearned compensation and is being amortized to compensation expense over the life of the loan. Amortization of $18,000 was recorded as compensation expense for the nine months ended September 30, 2005. The LoC permitted two forms of draw down; one based upon prime rate, the second based upon LIBOR. In July 2003, the Company elected to draw down $500,000 applying the terms and conditions set forth for LIBOR. The interest rate is the JPMC reserve adjusted LIBOR plus 2.30%. As of September 30, 2005, the applicable interest rate was 5.74%.

          Also in 2003, the Company obtained, and fully drew upon, a second line of credit from Sterling National Bank ("Sterling") in the amount of $250,000. The line is guaranteed by the Company's CEO, secured by the assets of the Company, and carries an interest rate of 7%. Repayments are calculated monthly at 2.778% of the outstanding balance, plus interest, and continue until the line is fully paid. At September 30, 2005, the Company had an outstanding balance of approximately $131,000 under the line of credit.

     (a) The Company has equipment under capital lease obligations expiring at various times through 2008. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets.


     7.   Shareholders' Deficiency

          Common Stock, Warrants and Option Issuances
          -------------------------------------------

          During the nine months ended September 30, 2005, the Company issued 425,942 unregistered shares of common stock and options to purchase 480,000 shares of its common stock as follows:

          o The Company issued 311,002 shares, with a fair value of $244,000, to employees and consultants for services which was recorded as compensation expense during the nine months ended September 30, 2005;

          o The Company issued 114,940 shares, with a fair value of $98,000, to its Directors for their services which was recorded as directors fees during the nine months ended September 30, 2005;

          o The Company issued 500,000 warrants with a fair value of $142,000 as compensation for the guarantee of a line of credit (see Note
               6). For the nine month period ended September 30, 2005, the expense related to the guarantee was approximately $18,000.

          o The Company issued 5,000 options to purchase common stock to an employee. The options vested upon issuance and have an exercise price of $1.65 per share. The options had a fair value of approximately $5,000 at the date of grant.

          o    The Company issued 100,000 options to purchase common stock to an

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


7,   Shareholders' Deficiency (continued)

     Common Stock, Warrants and Option Issuances, continued
     -------------------------------------------

          employee.  The options  vest ratably over 3 years and have an exercise
          price  of  $0.65  per  share.   The   options  had  a  fair  value  of
          approximately $41,000 at the date of grant.

     o The Company issued 175,000 options to purchase common stock to an employee. The options vested 20% upon issuance and the balance vest ratably over 3 years and have an exercise price of $0.65 per share. The options had a fair value of approximately $71,000 at the date of grant. The Company also granted 25,000 shares of common stock which vest over two years. The stock had a fair value of $18,000 at the date of grant which was recorded as unearned compensation and is being amortized to compensation expense over two years. For the nine months ended September 30, 2005 $750 was recorded as compensation expense.

     o Under the terms of an employment agreement, the Company issued to its president 100,000 options to purchase common shares at an exercise price of $0.50 per share. These options have an intrinsic value of $20,000 which was recorded as unearned compensation and will be amortized over 26 months. During the nine months ended September 30, 2005, $7,000 was amortized as compensation expense. In addition, the Company issued to its president 100,000 options to purchase common shares at the market price on the date of the grant. The options had a fair value of $43,000 at the date of grant.

     Earnings Per Share
     ------------------

     The Company displays earnings per share in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options, warrants and other potential stock issuances have not been considered in the computation of diluted EPS amounts since the effect of their inclusion would be antidilutive.

     Securities that could potentially dilute basic EPS in the future, that were not included in the computation of the diluted EPS because to do so would have been antidilutive for the periods presented, consist of the following (in thousands):

       Options to purchase common stock                                         5,114
       Convertible preferred stock and warrants to acquire common stock         4,678
                                                                                -----
             Total potential common shares as of September 30, 2005             9,792
                                                                                =====

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


8.   Products and Services

     The Company and its subsidiaries currently operate in one business segment and provide two separate products: ASP services and custom engineering services. Revenue for these services was as follows (in thousands):

                                                   Three Months Ended             Nine Months Ended
                                                      September 30,                  September 30,
                                                   2005           2004            2005           2004
                                               ------------    -----------    ----------    -----------
  ASP IOL fees                                     $1,695          $1,004         $4,284      $  2,965
  ASP telecommunications fees                           8             136             33           432
  Custom engineering fees                             809             458          2,593         2,024
                                                   ------          ------          -----        ------
       Total Revenue                               $2,512          $1,598         $6,910        $5,421
                                                   ======          ======         ======        ======

     Major Customers
     ---------------

     For the three months ended September 30, 2005 the Company had two major customers that accounted for 63.8% and 33.5% of the Company's total revenue. These two customers accounted for 67.7% and 29.8% of revenue for the nine months ended September 30, 2005. In 2004 the Company had one major customer that accounted for 90.9% and 95.7% of revenue for the three and nine months ended September 30, 2004, respectively. Accounts receivable from these customers amounted to $1,604,000 at September 30, 2005.


9.   Management's Liquidity Plans

     In order to meet cash needs and to achieve positive operating cash flows the Company has and will continue to take various actions and steps that we believe will enable us to attain these goals. These actions include:

     o In March 2005 the Company closed a Bridge Loan financing with Sigma Capital Partners LLC and Metropolitan Venture Partners II, L.P. and received proceeds of $750,000 less legal fees of $55,000 (see Note 6).

     o The Company and the holders of the Series A and Series B Preferred stock have previously agreed to defer payment of dividends until February 1, 2006 and April 15, 2006, respectively. The Company may seek to defer these dividends further.

     o The Company may raise additional capital through private equity offerings and borrowing. There is no assurance however that such capital would be available to the Company, or if available, on terms and conditions that would be acceptable to the Company In 2004, the Company received net proceeds from the sale of Preferred Stock of $1,430,000. Also in 2004 the Company entered into an agreement with DIRI Rec Fund LLC, a corporation formed and funded to loan funds to the Company against accounts receivable, and may receive advances up to $250,000 from Diri Rec Fund (see note 5). Further, in June 2005 the Company renewed for a period of two years the $500,000 loan previously

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


9.   Management's Liquidity Plans (continued)

     scheduled to mature on June 30, 2005 and the guarantors of this loan have consented to this extension (see Note 6). As noted above the guarantors were issued warrants and the Company could receive proceeds of $500,000 from the exercise of such warrants which expire on July 11, 2010, although there is no assurance that these warrants will be exercised.

     o The Company continues to strive to increase revenue through offering custom engineering services, expanding and enhancing existing product offerings such as IOL, and introducing new product offerings. In 2004 the Company entered into a new agreement to provide IOL services to a Fortune 100 company. Revenue from this new customer accounted for 29.8% of total revenue for the nine months ended September 30, 2005. Management anticipates that revenue from this new customer will continue to increase in 2005 and beyond and expects to further broaden the Company's customer base in 2005.

     o The Company continues to expand its marketing efforts in order to increase the customer base. In this regard, in 2003, the Company became a business partner with IBM and through this relationship will work with IBM to achieve sales to new customers. The Company will continue to pursue similar channel partner opportunities. Also, in the fourth quarter 2004 the Company employed a new sales and marketing executive to further expand our sales efforts.

     Management believes that these plans and new initiatives as discussed above will lead to positive cash flows and profitability. While the Company pursues these goals management also believes that the Company's ability to raise additional capital through equity and debt placements will provide sufficient cash to meet cash requirements at least through September 30, 2006. There can be no assurance, however, that the Company will achieve the cash flow and profitability goals, or that the Company will be able to raise additional capital sufficient to meet its operating expenses or implement its plan. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.


10.  New Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in SFAS No 123 as originally issued. SFAS No. 123R requires entities to recognize the cost of employee services in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide the service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No. 123R requires entities to initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of the award will be re-measured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123R is effective as of the beginning of the Company's fiscal year following December 15, 2005 (January 1, 2006). The adoption of SFAS No. 123R will

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004


10.  New Accounting Pronouncements (continued)

     have no effect on the Company's consolidated cash flows or financial position but will have an adverse effect on the Company's consolidated results of operations.

     In December 2004, the FASB issued FAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29." This Statement eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. This Statement specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

     In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement did not have an effect on the Company's calculation of EPS.

     In March 2005, the FASB issued FIN 47, which is effective for the company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No.143"), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. SFAS No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.


     In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have a material effect on our financial position or results of operations.

                      DIRECT INSITE CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

10.  New Accounting Pronouncements (continued)

     In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 did not have a material effect on the Company's financial position or results of operations.

     In September 2005, the FASB ratified the EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of these Issues may have a material effect on our consolidated financial position or results of operations in future periods.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors

     Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits in the defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
     (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of registrant are covered by officers' and directors' liability insurance. The policy coverage is $10,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000.

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

         Registration Fee                                 $     92
         Accounting Fees and Expenses                       20,000
         Legal Fees and Expenses                            50,000
         Miscellaneous                                       4,908
                                                         ---------
                  Total                                  $  75,000
                                                         =========

Item 26. Recent Sales of Unregistered Securities

     On June 30, 2005, we concluded a new line of credit in the principal amount of $500,000 with JPMorgan Chase Bank evidenced by a Grid Demand Promissory Note (the "Credit Facility") replacing a prior credit facility dated June 27, 2003, under substantially similar terms, but extending the original Maturity Date to June 30, 2007. As a condition precedent to providing the Credit Facility, the JPMorgan Chase Bank required guarantees of our obligations and a collateral agreement. In consideration of the issuance of such guarantee and delivery of the collateral agreement, on July 12, 2005, Company issued and delivered to Tall Oaks Group L.L.C. warrants with an initial exercise price of $1.00 per share to purchase an aggregate of 500,000 shares of the common stock of Company.

     On March 29 2005 we entered into a Securities Purchase Agreement with Sigma Opportunity Fund LLC ("Sigma") and Metropolitan Venture Partners II, L.P. ("MetVP"), collectively the "Buyers", whereby the Buyers purchased Senior Subordinated Secured notes (the "Note Purchase") in the aggregate amount of" $750,000. The notes bear interest at the rate of five percent (5%) per year beginning June 28, 2005 and mature on the earlier to occur of (i) September 29, 2006; (ii) the date on which demand for payment of the Grid Demand Promissory Note, dated as of June 27, 2005 payable to JPMorgan Chase Bank is made, and
(iii) the due date of the loan payable to JPMorgan Chase Bank pursuant to such Grid Demand Promissory Note, including if due on demand and whether or not demand for payment is actually made. In connection with the note purchase the Buyers were issued warrants to purchase 750,000 of our common shares. The exercise price of the warrants is $0.90 per share of common stock subject to adjustment on the occurrence of certain events. Sigma had the right to lead a "Follow-on Financing." In the event that the Follow-on-Financing did not occur, the exercise price of the warrants would be $0.01 per common share. We have elected not to pursue the Follow-on-Financing with Sigma, therefore, the exercise price of the warrants is $0.01.

     In November 2004 the Board of Directors authorized us to sell up to 1,500 shares of Series D Redeemable Preferred Stock ("Series D Preferred") at $1,000 per share. The holders of Series D Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on April 1, 2006. The holders of Series D Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series A, B and C Preferred Stock. As of December 31, 2004 we had sold 100 shares of Series D Preferred and received proceeds of $100,000. The buyer was issued warrants to purchase 90,909 common shares at an exercise price of $2.03 per share in conjunction with the sale.

     In December 2003 the Board of Directors authorized us to sell up to 1,500 shares of Series C Redeemable Preferred Stock ("Series C Preferred") at $1,000 per share and in April 2004 the Board authorized the sale of an additional 500 shares. The holders of Series C Preferred are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per year, compounded and payable quarterly beginning on October 1, 2005. The holders of Series C Preferred have preference in the payment of dividends and, in the event of liquidation, to all classes of capital stock of the Company except for the Series B Preferred Stock. As of December 31, 2004 we had sold 2000 shares of Series C Preferred and received proceeds of $2,000,000 less expenses of $140,000. Of the total shares sold Metropolitan has purchased 540 shares, our Chairman and Chief Executive Officer of the Company purchased 200 shares and certain Directors purchased 105 shares. The proceeds were used for working capital purposes.

     In June 2003, the Company's Board of Directors approved the exchange of the then outstanding obligations to our Chairman and Chief Executive Officer, Markus & Associates and Tall Oaks Group, LLC for 974 shares of Series B Preferred Stock at an exchange ratio of $1,000 of debt per share ("Price Per Share"). The Series B Preferred was issued as follows:

     o 266 shares were exchanged for $266,000 of debt obligation to our Chairman and Chief Executive Officer;
     o 208 shares were exchanged for $208,000 of debt obligation to Markus & Associates; and
     o 500 shares were exchanged for $500,000 of debt obligation to Tall Oaks Group, LLC.

     Each of the Series B Preferred shares is entitled to mandatory dividends, payable quarterly, commencing on the first day of the calendar quarter after the date of issuance, at the rate of 12% per annum. Additionally, the Series B Preferred shares are redeemable, at the sole option of the Company, on or after March 31, 2005. Upon redemption, the holders of the Series B Preferred shall be entitled to receive, for each share of Series B Preferred outstanding, an amount equal to the Price Per Share plus accrued and unpaid dividends.

     Between September 2002 and June 2003, the Company sold a total of 134,680 shares of Series A Convertible Preferred Stock, ("Series A Preferred") in consideration for the gross amount of $2,750,000 to Metropolitan Venture Partners II, L.P. Each share of Series A Preferred is convertible into 10 shares of common stock of the Company. The holders of the Series A Preferred ("the Holders") are entitled to dividends, on a cumulative basis, at the rate of 9-1/2% per annum, compounded quarterly and payable on February 1, 2005 and September 25, 2005. The payment of the first dividend was originally scheduled for September 25, 2004, however, the Company and the Holders agreed to defer this payment until February 1, 2005. As consideration for the deferral of the dividend payment, the Company agreed to pay the Holders a premium of 7.5% of the dividend. In May 2004 the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on February 1, 2005 until February 1, 2006. In the event the Company elects to pay the dividend on February 1, 2006 the Holders would receive a premium of $129,000. In December 2004 the Company exercised its right to defer payment of this dividend until February 1, 2006. Also, the Company and the Holders further agreed to grant the Company the right, in its sole discretion, to defer the payment of the dividend scheduled to be paid on September 25, 2005 until February 1, 2006. In the event the Company elects to pay this dividend on February 1, 2006 the Holders would receive a premium of $41,000. In the event the Company does not elect to defer the payment of the dividend the Company agreed to pay the Holders a premium of $13,000.

Item 27.

EXHIBITS

3.1 (a) Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (b) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (c) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement).(1)
     (d) Certificate of Amendment (Authorizing Increase in Shares of Common Stock) (Incorporated by reference to Exhibit 3 (i) (d) to Form 10-K for the year ended 1995).
     (e) Certificate of Amendment (Authorizing one for ten reverse-stock split as of March 30, 1998). (1)
     (f) Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed October 3, 2002 (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 25, 2002).
     (g) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed December 20, 2002 (Incorporated by reference to Exhibit 3.2 of Company's Current Report on Form 8-K dated December 24, 2002).
     (h) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed January 2, 2003 (Incorporated by reference to Exhibit 3.3 of Company's Current Report on Form 8-K dated January 2, 2003).
     (i) Certificate of Designation, Preferences and Rights of Series B Redeemable Preferred Stock filed December 10, 2003 (Incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-KSB filed April 14, 2004).

     (j) Certificate of Designation, Preferences and Rights of Series C redeemable Preferred Stock filed December 16, 2003 (Incorporated by reference to Exhibit 3(j) of the Company's Annual Report on Form 10-KSB filed April 14, 2004).
     (k) Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series C Preferred Stock filed March 29, 2005 (Incorporated by reference to Exhibit 3(k) of the Company's Annual Report on Form 10-KSB filed April 29, 2005).
     (l) Certificate of Designation, Preferences and Rights of Series D Redeemable Preferred Stock filed October 7, 2004. (4)

3.2 By-Laws. (Incorporated by reference to Exhibit 3(d) to the Company's Form S-1 Registration Statement).(1)

4.1 Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4 to the Company's Form S-1 Registration Statement).(1)

4.2 Rights Agreement dated as of August 28, 2001 between the Company and Manhattan Transfer Registrar Company, as Rights Agent. (Incorporated by reference to Exhibit 4 to the Company's Form 8-K dated August 28, 2001.

4.3 Securities Purchase Agreement between the Company, Sigma Opportunity Fund, LLC and Metropolitan Venture Partners II, L.P. (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed March 31, 2005).

4.4  Form of Senior  Subordinated  Secured  Note  (Incorporated  by reference to
     Exhibit 4.2 of the Current Report on Form 8-K filed March 31, 2005).

4.5  Form of Common Stock Purchase Warrant  (Incorported by reference to Exhibit
     4.3 of the Current Report on Form 8-K filed on March 31, 2005.)

4.6  Common  Stock  Purchase  Warrant  issued  July 12,  2005 to Tall Oaks Group
     L.L.C.

5    Opinion of Beckman, Lieberman & Barandes, LLP

10.1 Directors, Officers and Consultants 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on June 28, 1995).

10.2 Employees 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed on June 28,
     1995).

10.3 1995 Incentive Stock Plan (Incorporated by reference to Exhibit 5 to the Company's Proxy Statement filed on January 29, 1996).

10.4 2000 Stock Option Plan (Incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.5 2001 Stock Option/Stock Issuance Plan (Incorporated by reference to Exhibit
     10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.6 2001-A Stock  Option/Stock  Issuance  Plan.  (Incorporated  by reference to
     Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.7 2002 Stock Option/Stock Issuance Plan (Incorporated by reference to Exhibit
     10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.8 2003 Stock Option /Stock Issuance Plan. (2)

10.9 Lease Extension Agreement between Atrium Executive Center and the Company (Incorporated by reference to Exhibit 10 (g) (ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

10.10 Offer to Purchase dated December 23, 1999, among Eagle Merger Corp., EMC Corporation and the Company (Incorporated by reference to Exhibit 1 to the Company's Form 8-K filed on February 9, 2000).

10.11 Indemnification Agreement dated December 21, 1999, among EMC Corporation, Eagle Merger Corp. and the Company (Incorporated by reference to Exhibit 2 to the Company's Form 8-K filed on February 9, 2000).

10.12 Indemnification Agreement dated December 21, 1999, between Softworks, Inc. and the Company (Incorporated by reference to Exhibit 3 to the Company's Form 8-K filed on February 9, 2000).

10.13 Escrow Agreement dated December 21, 1999, among EMC Corporation, Eagle Merger Corp., the Company and State Street Bank and Trust Company, Inc. as escrow agent (Incorporated by reference to Exhibit 4 to the Company's Form 8-K filed on February 9, 2000).

10.14 Exchange Agreement, dated February 10, 2000, among the Company, NetWolves Corporation and ComputerCOP Corp. (Incorporated by reference to Exhibit
     10.1 to the Company's Form 8-K filed on March 2, 2000).

10.15 Agreement and Plan of Merger by and among Platinum Acquisition Corp., the Company, Platinum Communications, Inc., Kevin Ford and Ken Tanoury dated May 10, 2001 (Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.16 Employment Agreement between the Company and Kevin Ford dated May 10, 2001 (Incorporated by reference to Exhibit 10.2 to the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.17 Employment Agreement between the Company and Ken Tanoury dated May 10, 2001 (Incorporated by reference to Exhibit 10.3 to the Company's Report on Form 10-Q for the quarter ended June 30, 2001).

10.18 Employment Agreement between the Company and Anthony Coppola dated December 1, 2001 (Incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

10.19 Services Agreement between the Company and James A. Cannavino dated January 25, 2003. (2)

10.20 Stock Purchase and Registration Rights Agreement between the Company and Metropolitan Venture Partners II, L.P. dated as of September 25, 2002 (Incorporated by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K dated September 25, 2002).

10.21 Stock Purchase and Registration Rights Agreement between the Company and Metropolitan Venture Partners II, L.P. dated as of December 24, 2002 (Incorporated by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K dated December 24, 2002).

10.22 Promissory Note between the Company and Tall Oaks Group LLC dated January 13, 2003.(2)

10.23 Amendment and Notice dated January 13, 2003 by and among the Company, Metropolitan Venture Partners II, L.P. and Tall Oaks Group L.L.C. (2)

10.24 Form of Subscription Agreement for Series C Redeemable Preferred Stock (3)

10.25 Employment and Consulting Agreement between the Company and Robert L. Carberry (Incorporated by reference to Exhibit 10.2 of registrant's Current Report on Form 8-K dated December 5, 2003).

10.26 Amended and Restated Reimbursement Agreement dated as of June 27, 2005 by and among the Company, Lawrence D. Hite and Tall Oaks Group L.L.C.

23.1 Consent of Marcum & Kliegman, LLP.

23.2 Consent of Beckman, Lieberman & Barandes, LLP (included in Exhibit 5 hereof)

__________
(1) Filed with Form S-1, Registration Statement of the Company Reg. No 33-47322 and are incorporated herein by reference.
(2) Incorporated by reference to the Company's Annual Report on Form-10K filed April 15, 2003.
(3) Incorporated by reference to the Company's Annual Report on Form-10K filed April 14, 2004.
(4) Incorporated by reference to the Company's Registration Statement on Form SB-2 No. 333-128039, filed September 1, 2005.


Item 28. Undertakings

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB--2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Bohemia, State of New York on the 7th day of December, 2005.

                                               DIRECT INSITE CORP.

                                               By: /s/ James A. Cannavino
                                                  ------------------------
                                                   James A. Cannavino
                                                   Chairman of the Board,
                                                   Chief Executive Officer

     POWER OF ATTORNEY Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 7, 2005 by the following persons in the capacities indicated.

/s/ James A. Cannavino               Chairman of the Board,
----------------------               Chief Executive Officer
James A. Cannavino

/s/ Michael J. Beecher
----------------------
Michael J. Beecher                   Chief Financial Officer, Principal
                                     Accounting Officer and Secretary

* Bernard Puckett
Bernard Puckett                      Director

* Dennis J. Murray
Dennis J. Murray                     Director

*Carla J. Steckline
Carla J. Steckline                   Director

* Michael Levin
Michael Levin                        Director

/s/ James A. Cannavino
----------------------
James A. Cannavino
Attorney-in-Fact